Exhibit 10.1

EXECUTION COPY

CREDIT AND SECURITY AGREEMENT

dated as of October 14, 2022

among

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as Lender,

and

THE SINGING MACHINE COMPANY, INC. and

SMC LOGISTICS, INC.,

collectively, as Borrower

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7.	COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES		42

	7.01	Borrowing Base Certificate and Periodic Reports.	42
	7.02	Compliance Certificate.	43
	7.03	Financial Statements.	43
	7.04	Annual Projections.	43
	7.05	Public Reporting.	43
	7.06	Other Information.	43

8.	TERMINATION.		44

	8.01	Original Term.	44
	8.02	Termination of Agreement.	44

9.	REPRESENTATIONS AND WARRANTIES.		44

	9.01	Financial Statements and Other Information.	44
	9.02	Locations.	45
	9.03	Loans by Borrower.	45
	9.04	Accounts and Inventory.	45
	9.05	Liens.	45
	9.06	Organization, Authority and No Conflict.	45
	9.07	Litigation.	46
	9.08	Compliance with Laws and Maintenance of Permits.	46
	9.09	Affiliate Transactions.	46
	9.10	Names and Trade Names.	46
	9.11	Equipment.	46
	9.12	Enforceability.	47
	9.13	Solvency.	47
	9.14	Indebtedness.	47
	9.15	Margin Security and Use of Proceeds.	47
	9.16	Parent, Subsidiaries and Affiliates.	47
	9.17	No Defaults.	47
	9.18	Employee Matters.	47
	9.19	Intellectual Property.	48
	9.20	Environmental Matters.	48
	9.21	ERISA Matters.	49
	9.22	Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions; Anti-Terrorism Laws.	49
	9.23	Disclosure.	50

10.	AFFIRMATIVE COVENANTS.		50

	10.01	Maintenance of Records.	50
	10.02	Notices.	50
	10.03	Compliance with Laws and Maintenance of Permits.	52
	10.04	Inspection and Audits.	52
	10.05	Insurance.	53

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	10.06	Collateral.	54
	10.07	Use of Proceeds.	54
	10.08	Taxes.	54
	10.09	Intellectual Property.	54
	10.10	Checking Accounts and Cash Management Services.	55
	10.11	Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control.	55
	10.12	Compliance with Beneficial Ownership Regulation.	55
	10.13	Post-Closing Deliveries.	56
	10.14	Additional Subsidiaries	56

11.	NEGATIVE COVENANTS.		56

	11.01	Dispositions.	56
	11.02	Indebtedness.	57
	11.03	Liens.	57
	11.04	Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.	57
	11.05	Dividends and Distributions.	58
	11.06	Investments; Loans.	58
	11.07	Fundamental Changes, Line of Business.	58
	11.08	Equipment.	59
	11.09	Affiliate Transactions.	59
	11.10	Settling of Accounts.	59
	11.11	Consulting and Management Fees.	59
	11.12	ERISA.	59
	11.13	Use of Proceeds	60
	11.14	Permitted Acquisitions, Formation of Subsidiaries and Entry into Joint Ventures or Partnerships.	60

12.	FINANCIAL COVENANTS.		61

	12.01	Reserved.	61
	12.02	Fixed Charge Coverage.	61
	Borrower shall not permit Fixed Charge Coverage to be less than 1.05 to 1.00 as of the following calculation dates for the following calculation periods:		61

13.	DEFAULT AND REMEDIES.		61

	13.01	Events of Default	61
	13.02	Remedies.	63
	13.03	License to Use Intellectual Property	64
	13.04	Commercially Reasonable Sales	65

14.	CONDITIONS PRECEDENT.		65

	14.01	Conditions Precedent to Initial Loans.	65
	14.02	Conditions Precedent to All Loans.	66

15.	GENERAL PROVISIONS.		67

	15.01	Indemnification	67
	15.02	Notice.	67
	15.03	Governing Law; Construction; Forum Selection.	67
	15.04	Modification and Benefit of Agreement.	68
	15.05	Headings of Subdivisions.	68
	15.06	Power of Attorney.	68
	15.07	Confidentiality.	68
	15.08	Counterparts; Integration; Effectiveness; Electronic Execution.	69
	15.09	WAIVER OF JURY TRIAL; OTHER WAIVERS.	69

16.	MULTIPLE BORROWERS		70

	16.01	Borrowing Agent.	70
	16.02	Joint and Several Liability.	71
	16.03	Savings Clause.	71
	16.04	Financial Information.	72
	16.05	Joint Enterprise.	72
	16.06	Subordination.	72
	16.07	Waivers.	72
	16.08	Remedies.	73
	16.09	Keepwell.	73

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Exhibits

A	FORM OF COMPLIANCE CERTIFICATE

Schedules

1.01-A	APPLICABLE MARGINS
1.01-B	ACCOUNT CONCENTRATION EXCEPTIONS
1.01-C	EXISTING LIENS
1.01-D
5.01	COMMERCIAL TORT CLAIMS
9.02	LOCATIONS; BANK ACCOUNTS
9.06	ORGANIZATION INFORMATION
9.07	LITIGATION
9.09	AFFILIATE TRANSACTIONS
9.10	NAMES & TRADE NAMES
9.14	EXISTING INDEBTEDNESS
9.16	PARENT, SUBSIDIARIES & AFFILIATES
9.19	INTELLECTUAL PROPERTY
10.13	POST-CLOSING DELIVERIES
14.01-A	CLOSING CHECKLIST
14.01-B	SOURCES AND USES
15.02	CERTAIN ADDRESSES FOR NOTICES

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CREDIT AND SECURITY AGREEMENT

This Credit and Security Agreement (as amended, modified or supplemented from time to time, this “Agreement”) is made as of October 14, 2022, by and among Fifth Third Bank, National Association (“Lender”) and THE SINGING MACHINE COMPANY, INC., a Delaware corporation (“SMCI”) and SMC LOGISTICS, INC., a California corporation (“Logistics”) (collectively, “Borrower”).

Borrower may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made.

In consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

1. DEFINITIONS

1.01 Certain Defined Terms.

Except as otherwise expressly provided in this Agreement, the following terms shall have the meanings given them in this Section 1.01:

“Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, “Security”, “Security Certificate”, and “Tangible Chattel Paper” shall have the respective meanings assigned to such terms in the Uniform Commercial Code.

“Acquisition” shall mean (i) any Investment by any Borrower or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of a Borrower or any of its Subsidiaries or shall be merged with a Borrower or any of its Subsidiaries or (ii) any acquisition by any Borrower or any of its Subsidiaries of the assets of any Person (other than a Subsidiary of a Borrower) that constitute all or substantially all of the assets of such Person or a division or business unit of such Person, whether through purchase, merger or other business combination or transaction (and substantially all of such assets, division or business unit are located in the United States). With respect to a determination of the amount of an Acquisition, such amount shall include all consideration (including any deferred payments) set forth in the applicable agreements governing such Acquisition as well as the assumption of any Indebtedness in connection therewith.

“Affiliate” means any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Borrower, (b) which beneficially owns or holds 5% or more of the voting control or equity interests of Borrower, or (c) 5% or more of the voting control or equity interests of which is beneficially owned or held by Borrower.

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“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Anti-Terrorism Laws” has the meaning set forth in Section 9.22(c).

“Applicable Margin” means, at any time, the applicable percentage per annum (expressed in basis points) set forth on Schedule 1.01-A.

“Availability” means, at any time, the amount, if any, by which the Borrowing Base exceeds the outstanding principal balance of the Revolving Loans.

“Availability Reserve” means, as of any date of determination, one or more amounts or a percent of a specified category or item that Lender, in its sole discretion, establishes from time to time to reduce availability under the Borrowing Base (a) to reflect events, conditions, contingencies or risks which affect the assets, business or prospects of Borrower, or the Collateral or its value, or the enforceability, perfection or priority of Lender’s Lien in the Collateral, (b) to reflect Lender’s judgment that any collateral report or financial information relating to Borrower and furnished to Lender may be incomplete, inaccurate or misleading in any material respect, (c) in respect of any state of facts which does or would with notice or passage of time or both, constitute an Event of Default, (d) to reflect liability, contingent or otherwise, of Lender or any affiliate of Lender to any third party in connection with any Bank Product, (e) to reflect conditions, contingencies or risks in connection with Bank Products offered by Lender or any Affiliate of Lender to Borrower, (f) for rent at locations leased by Borrower and for storage, processing, and other charges of third-parties in possession of Collateral, (g) for payroll, taxes, fees, assessments, and other governmental charges with respect to the Collateral or Borrower, (h) for holding insurance or sale proceeds for application under Section 2.07(f), and (i) if applicable, a reserve of $3,000 (or such other amount determined by Lender) for each employee of Borrower or any Subsidiary located in the State of Wisconsin to cover potential wage and benefit obligations under the Wisconsin Wage Payment and Collection Law (and any successor).

“Bank Products” means any service or facility extended to Borrower by Lender or any affiliate of Lender, or procured for Borrower from any third party by Lender or any affiliate of Lender by means of a full-recourse agreement or other credit support extended to such third party including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, (g) letters of credit, or (h) Hedging Agreements.

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Blocked Account” means an account established by Borrower in Lender’s name maintained with Lender or with another financial institution acceptable to Lender.

“Borrower” means each of SMCI and Logistics, individually, and both of them together collectively.

“Borrowing Base” means, at any time, the lesser of:

(a) The Maximum Revolving Loan Limit; or

(b) Subject to change from time to time in the Lender’s sole discretion, the sum of:

(i) 85% of Borrower’s Eligible Accounts; plus

(ii) the lesser of (A) $5,000,000 and (B) the amount calculated by multiplying (1) the inventory advance rates listed in the column headed “Adv Rate” in the chart attached hereto as Schedule 1.01-D by (2) the NOLV of Borrower’s Eligible Inventory consisting of the product categories described in Schedule 1.01-E attached hereto; minus

(iii) the Hedging Obligation Reserve; minus

(iv) the Availability Reserve.

“Borrowing Base Certificate” means a certificate, in form and substance acceptable to Lender, setting forth the Borrowing Base and the component calculations thereof.

“Business Day” means (a) with respect to all notices and determinations, including payment dates, in connection with the Tranche Rate, any day that commercial banks in New York, New York are required by law to be open for business and that is a U.S. Government Securities Business Day, which means any day other than a Saturday, Sunday, or day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities and (b) in all other cases, any day on which commercial banks in New York, NY or Cincinnati, Ohio are required by Law to be open for business; provided that, notwithstanding anything to the contrary in this definition of “Business Day”, at any time during which a Hedging Agreement with the Lender is then in effect with respect to all or a portion of the Obligations, then the definitions of “Business Day” and “Banking Day”, as applicable, pursuant to such Hedging Agreement shall govern with respect to all applicable notices and determinations in connection with such portion of the Obligations arising under such Hedging Agreement. Periods of days referred to in the Loan Documents will be counted in calendar days unless Business Days are expressly prescribed.

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“Capital Expenditures” means with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower and its Subsidiaries during such period that are required by GAAP, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts on the balance sheet of Borrower and its Subsidiaries.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or the compliance therewith by the Lender or its applicable lending office or such Lender’s holding company, if any); provided that notwithstanding anything herein to the contrary, (i) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) who is not an Owner on the date of this Agreement is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 49.9% of the voting power of all classes of Owners of Borrower; or

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, all as in effect from time to time.

“Collateral” means all of the property of Borrower described in Section 5, together with all other personal property of any Loan Party or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Obligations.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conforming Changes” means, with respect to the use, administration of, or any conventions associated with the Tranche Rate or any proposed Successor Rate, as applicable, any changes to the terms of this Agreement related to the timing, frequency, and methodology of determining rates and making payments of interest, including changes to the definition of Business Day, lookback periods or observation shift, prepayments, and borrowing, conversion, or continuation notices, and other technical, administrative, or operational matters, as may be appropriate, in the discretion of the Lender, to reflect the adoption and implementation of such applicable rate and to permit the administration thereof by the Lender in an operationally feasible manner and, to the extent feasible, consistent with market practice.

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“Controlled Group” means a controlled group of corporations as defined in 26 U.S.C. § 1563.

“Credit Extension” means a borrowing of a Loan.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Lender in accordance with the conventions for this rate recommended by the relevant Governmental Authority for determining “Daily Simple SOFR” for syndicated credit facilities; provided, that if the Lender decides that any such convention is not administratively feasible for the Lender, then the Lender may establish another convention in its reasonable discretion.

“Default” means any event or condition, the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Period” means the period of time commencing on the day an Event of Default occurs and continuing through the date the Event of Default has been cured or waived.

“Default Rate” means an interest rate up to 2% per annum in excess of the interest rate otherwise payable hereunder.

“Dilution” means, with respect to any period, the percentage obtained by dividing (a) the difference of (i) non-cash credits against Accounts (including, but not limited to returns, adjustments and rebates) of Borrower for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of Borrower for such period, as determined by Lender in its Permitted Discretion, minus (ii) markdowns, discounts, rebates, credits and other items reducing accounts receivable expensed for such period by Borrower and reported as “A/R Reserve, Markdowns/Returns” or otherwise reserved on Borrower’s balance sheet, by (b) gross invoiced sales of Borrower for such period.

“Dilution Amount” means the Dilution Percentage of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower’s business) of Borrower’s Accounts.

“Dilution Percentage” means one percentage point for each whole or partial percentage point by which Dilution (as determined by Lender in its Permitted Discretion based on the results of the most recent 12 month period for which Lender has conducted a field audit of Borrower) exceeds 5%.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any casualty or condemnation) of any property (including any Equity Interest), or part thereof, by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

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“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations), (b) are redeemable at the option of the holder thereof (other than solely for Equity Interests that are not Disqualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date.

“EBITDA” means, for any period, the sum of Borrower’s and its Subsidiaries’ (without duplication): (a) net income after taxes for such period (excluding extraordinary gains or losses as approved by Lender); plus (b) Interest Expense for such period; plus (c) income tax expense for such period; plus (d) depreciation and amortization for such period; plus or minus (e) any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, all on a consolidated basis.

“Eligible Account” means all Accounts owing to Borrower which are acceptable to Lender, in its sole discretion, for lending purposes, net of any discounts, credits, or allowances and net of the Dilution Amount, but excluding any Account having any of the following characteristics:

(a) Accounts which remain unpaid for more than 120 days after their invoice date;

(b) Accounts owing by a single Account Debtor, including a currently scheduled Account, if 50% of the balance owing by said Account Debtor is ineligible as a result of clause (a) above;

(c) Accounts which are not due and payable within 60 days after their invoice dates (or within 75 days after their invoice dates with respect to Accounts from Amazon, Target and Wal-Mart and its Affiliates);

(d) Accounts with respect to which the Account Debtor is a director, officer, employee or agent of Borrower or is a Parent, a Subsidiary or an Affiliate of Borrower;

(e) Accounts with respect to which payment by the Account Debtor is or becomes conditional upon the Account Debtor’s approval of the Goods or services, or is otherwise subject to any repurchase obligation or return right, as with sales made on a, guaranteed sale, sale on approval, sale or return or consignment basis;

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(f) Accounts which are owed by an Account Debtor which (i) does not maintain its chief executive office in the United States of America or Canada, or (ii) is not organized under the laws of the United States of America, any State of the United States of America, or Canada unless, in either case, such Account is either backed by a letter of credit acceptable to Lender which is in the possession of, has been assigned to and is directly drawable by Lender, or insured pursuant to a credit insurance policy acceptable to Lender and such insurance has been assigned to Lender;

(g) Accounts with respect to which the Account Debtor is (i) the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Accounts to Lender in accordance with the Assignment of Claims Act of 1940, as amended, or (ii) any country other than the United States of America or any department, agency or instrumentality thereof;

(h) The face amount of any Accounts with respect to which Borrower is or may become liable to the Account Debtor for Goods sold or services rendered by such Account Debtor to Borrower, but only to the extent of the maximum aggregate amount of Borrower’s liability to such Account Debtor;

(i) Accounts with respect to which (i) the Goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Account Debtor, or (ii) the services performed have not been completed and accepted as satisfactory by the Account Debtor;

(j) Accounts with respect to which possession or control of the Goods sold is held, maintained or retained by Borrower, or by any agent or custodian of Borrower, for the account of or subject to further or future direction from the Account Debtor as with sales made on a bill-and-hold basis (unless the Account Debtor has executed a setoff waiver in form and substance acceptable to Lender);

(k) Accounts which are owing by any Account Debtor involved as a debtor in any bankruptcy or other state or federal insolvency proceeding, whether voluntary or involuntary;

(l) Accounts which arise in any manner other than the sale of inventory or services in the ordinary course of Borrower’s business;

(m) Accounts with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (i) receive a certificate of authority to do business and be in good standing in such state, or (ii) file a notice of business activities report or similar report with such state’ s taxing authority, unless (A) Borrower has taken one of the actions described in clauses (i) or (ii), (B) the failure to take one of the actions described in either clause (i) or (ii) may be cured retroactively by Borrower at its election, or (C) Borrower has proven, to Lender’s satisfaction, that it is exempt from any such requirements under any such state’s laws;

(n) Accounts (i) with respect to which any of the representations and warranties contained in this Agreement are untrue; or (ii) which violate any of the covenants of Borrower contained in this Agreement;

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(o) Accounts which are not subject to a first priority lien in favor of Lender;

(p) Accounts for which the Account Debtor has paid a deposit to Borrower, but only to the extent of such deposit;

(q) Accounts for which Borrower has failed to deliver to Lender such documents as Lender may have requested pursuant to Section 7.01;

(r) Accounts which, when added to a particular Account Debtor’s other indebtedness to Borrower, exceeds 20%, or the applicable limit set forth on Schedule 1.01-B, of all Accounts of Borrower (except that Accounts excluded from Eligible Accounts solely by reason of this clause (r) shall be Eligible Accounts to the extent of such credit limit);

(s) Accounts which are subject to markdowns, discounts, rebates, credits or other items reducing accounts receivable, but only to the extent of the amount accrued by Borrower for such markdowns, discounts, rebates, credits or other items reducing accounts receivable, as reported by Borrower as A/R Reserve, Markdowns/Returns or otherwise reserved on Borrower’s balance sheet;

(t) Accounts that remain open after the applicable Account Debtor has made a partial payment in respect of the applicable invoice; and

(u) Accounts as to which Lender, at any time or times hereafter, determines in good faith that the prospect of payment or performance by the Account Debtor is or will be impaired.

“Eligible Inventory” means Inventory of Borrower which is acceptable to Lender, in its sole discretion, for lending purposes. Without limiting Lender’s sole discretion, Lender shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

(a) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

(b) it is located on one of the premises listed on Schedule 9.02 (or other locations of which Lender has been advised in writing pursuant to Section 10.02(a)), such locations are within the United States and is not in transit;

(c) if held for sale or lease or furnishing under contracts of service, it is (except as Lender may otherwise consent in writing) new and unused and free from defects which would, in Lender’s sole determination determined in good faith, affect its market value;

(d) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Lender has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Lender shall require;

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(e) it is not stored at a leased location unless Lender has received a landlord lien waiver, in form and substance acceptable to Lender, with respect to such location;

(f) Lender has determined in its Permitted Discretion that it is not unacceptable due to age, type, category, quality, or quantity;

(g) it is not work-in-process Inventory, Slow-Moving Inventory, or obsolete Inventory;

(h) it is not Inventory manufactured or distributed by Borrower pursuant to a license unless the applicable licensor has executed a written agreement, in form and substance acceptable to Lender, permitting Lender to exercise Lender’s rights and remedies against such inventory;

(i) it is not supplies, packaging, waste, or scrap; and

(j) it is not Inventory (i) with respect to which any of the representations and warranties contained in this Agreement are untrue; or (ii) which violates any of the covenants of Borrower contained in this Agreement.

“Enforcement Costs” means all fees, costs and expenses described in Section 4.05(f) (Costs and Expenses) paid or incurred by or on behalf of Lender.

“Environmental Laws” means all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower’s business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

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“Equity Proceeds” means proceeds of any Equity Issuance by Borrower; provided, however, if such Equity Issuance relates to the issuance of Disqualified Equity Interests, Lender shall have approved the terms and conditions of such Disqualified Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

“ERISA Affiliate” means any Person who for purposes of Title IV of ERISA is a member of Borrower’s Controlled Group, or under common control with Borrower, within the meaning of Section 414 of the Code.

“Event of Default” has the meaning specified in Section 13.01.

“Excess Availability” means, as of any date of determination by Lender, the sum of (a) the Borrowing Base, minus (b) the outstanding Revolving Loans as of the close of business on such date. For purposes of calculating Excess Availability, all accounts payable which remain unpaid more than 30 days after the due dates thereof as of the Closing Date will be treated as additional Revolving Loans outstanding on such date.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of or grant of security interest by such Loan Party becomes effective with respect to such related Swap Obligation (such determination being made after giving effect to any applicable keepwell, support, or other agreement for the benefit of the applicable Loan Party).

“Excluded Taxes” means, with respect to Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower or any Guarantor hereunder or under any other Loan Document, any taxes on or measured by overall net income (however denominated), franchise taxes (in lieu of net income taxes) and branch profits taxes, in each case imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of Lender, in which its applicable Lending Office is located.

“Facility Amount” means, as of any date of determination, the Maximum Revolving Loan Limit.

“Fiscal Year” means each 12 month accounting period of Borrower, which ends on March 31 of each year.

“Fixed Charge Coverage” means, as of any date of determination, for the period consisting of the trailing twelve months ending on such date, the ratio of: (a) Operating Cash Flow for such period, to (b) Fixed Charges for such period.

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“Fixed Charges” means, for any period, without duplication, the sum of: (a) paid or scheduled payments of principal during the applicable period with respect to all Indebtedness of Borrower; plus (b) paid or scheduled payments of principal during the applicable period with respect to all capitalized lease obligations of Borrower; plus (c) Interest Expense but excluding non-cash PIK interest; plus (d) any pre-payments of Indebtedness.

“Floor” has the meaning given to such term in the definition of “Tranche Rate”.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means every Person now or in the future who agrees to guaranty the Obligations.

“Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“Hedging Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, commodities, or equity prices, including, without limitation, any transaction, device, agreement or arrangement (a) that is or is the functional equivalent of a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (b) which is a type of transaction that is similar to any transaction referred to in clause (a) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, or any combination of these transactions, which transactions may be evidenced by an ISDA Master Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

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“Hedging Obligation” means any and all obligations of a Loan Party to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (a) any and all Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Agreement.

“Hedging Obligation Reserve” means, as of any date of determination, such amounts as the Lender may from time to time establish and adjust to reduce availability under the Borrowing Base to reflect Borrower’s Hedging Obligations.

“Indebtedness” of a Person means at any time the sum at such time of: (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) any obligations of such Person in respect of letters of credit, banker’s or other acceptances or similar obligations issued or created for the account of such Person; (c) lease indebtedness, liabilities and other obligations of such Person with respect to capital leases; (d) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (e) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan; (f) any obligation of such Person or a commonly controlled entity to a multi-employer plan; (g) earn-out obligations (once accrued), seller notes and similar payment obligations, including earn-out obligations or deferred payments in connection with any acquisition permitted hereunder; (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP consistently applied; (i) all obligations of any such Person in respect of Disqualified Equity Interests; and (j) any other obligation for borrowed money or other financial accommodation which, in accordance with GAAP, would be shown as a liability on the balance sheet of such Person.

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“Indemnified Party” has the meaning specified in Section 15.01.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Intellectual Property” has the meaning specified in Section 9.19.

“Interest Expense” means, for any period, for Borrower and its Subsidiaries, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses (excluding closing costs associated with this transaction) in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets during such period, plus (b) all payments made under interest rate Hedging Agreements during such period to the extent not included in clause (a) of this definition, minus (c) all payments received under interest rate Hedging Agreements during such period, plus (d) the portion of rent expense with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Interest Period” means, with respect to any Tranche Rate Loan, any continuous period of one month; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires and (B) the final Interest Period shall be such that its expiration occurs on or before the Maturity Date.

“Laws” means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

“Lending Office” means the office or offices of Lender described on Schedule 15.02, or such other office or offices as Lender may from time to time notify Borrower.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, judgment lien, assignment, financing statement, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law, all whether perfected or unperfected.

“Loan Documents” means this Agreement and all other agreements, instruments and documents including guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, Hedging Agreements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Lender or to any parent, affiliate or Subsidiary of Lender in connection with the Obligations or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

“Loan Party” means Borrower and each Guarantor.

“Loans” means all loans and advances made by Lender to or on behalf of Borrower hereunder.

“Lock Box” means a post office box designated by, and under the exclusive control of, Lender, at a financial institution acceptable to Lender.

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“Material Adverse Effect” means any of the following: (a) a material adverse change in, or material adverse effect upon, the business, condition (financial or otherwise), operations, performance, or properties of either: (i) Borrower; or (ii) the Loan Parties taken as a whole; (b) a material impairment of the ability of either Borrower or the Loan Parties taken as a whole, to perform their respective obligations under the Loan Documents; or (c) a material adverse effect upon: (i) the legality, validity, binding effect or enforceability of any Loan Document to which any Loan Party is a party against either: (A) Borrower; or (B) the Loan Parties taken as a whole; or (ii) the rights and remedies of Lender under or in respect of any Loan Document.

“Maturity Date” means October 14, 2025.

“Maximum Revolving Loan Limit” means $15,000,000 decreased to $7,500,000 during the period of January 1 through July 31 of each year. For the avoidance of doubt, the unused line fees charged pursuant to Section 4.5(c) shall be based upon the Maximum Revolving Loan Limit then in effect.

“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which Borrower or any ERISA Affiliate contributes or is obligated to contribute.

“NOLV” means, as to any property, the expected dollar amount to be realized at an orderly negotiated sale of such property, net of operating expenses, liquidation expenses, and commissions, as determined by Lender in its Permitted Discretion from time to time based on the most recent Qualified Appraisal of such property.

“Notice of Conversion” means a notice of conversion with respect to any Loan hereunder, which notice shall be in form and substance, and delivered by Borrower to Lender in a manner, acceptable to Lender in its sole discretion.

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) reserved, (c) each Loan Party’s obligations in connection with Bank Products, (d) Enforcement Costs, (e) Hedging Obligations of any Loan Party, and (f) all other fees and commissions (including attorneys’ fees and expenses), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Loan Parties and each of their respective Subsidiaries to Lender or to any parent, affiliate or Subsidiary of Lender of every kind, nature and description, direct or indirect, primary or secondary, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether several, joint, or joint and several, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any bankruptcy or similar proceeding, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, Obligations shall not include any Excluded Swap Obligation.

“OFAC” means the United States Office of Foreign Assets Control.

“Operating Cash Flow” means, for any period, the sum of (without duplication): (a) EBITDA; minus (b) Capital Expenditures not financed made by Borrower and its Subsidiaries; minus (c) all payments in cash for taxes made by Borrower and its Subsidiaries; minus (d) cash dividends paid or accrued and cash withdrawals paid or accrued to Owners or other Affiliates by Borrower and its Subsidiaries.

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“Other Taxes” means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Owner” means with respect to Borrower, each Person having legal or beneficial title to an ownership interest in Borrower or a right to acquire such an interest.

“Parent” means any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of Borrower and, if Borrower is a partnership, the general partner of Borrower.

“Pass-Through Tax Liabilities” means the amount of state and federal income tax paid or to be paid by the Owners on taxable income earned by Borrower and attributable to the Owners as a result of Borrower’s “pass-through” tax status, assuming the highest marginal income tax rate for federal and state (for the state or states in which any owner is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to the Owners from or through Borrower.1

“Patriot Act” means Title III of Pub. L. 107 56 (signed into law October 26, 2001).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

“Permitted Acquisition” shall mean any Acquisition by Borrower that satisfies each of the following conditions as determined by Lender:

(i) the aggregate consideration payable in connection with such Acquisition (including cash, equity and Indebtedness or liabilities incurred or assumed and all transaction costs) (x) does not exceed $1,000,000, (y) taken together with the aggregate consideration for all Permitted Acquisitions consummated in such Fiscal Year, does not exceed $2,500,000 or (z) taken together with the aggregate consideration for all Permitted Acquisitions consummated after the Closing Date and prior to the date thereof, does not exceed $7,500,000;

(ii) before and after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing or would result therefrom, and all representations and warranties of each Loan Party set forth in the Loan Documents shall be and remain true and correct in all material respects;

1 Include if Borrower is a pass-through entity for tax purposes.

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(iii) before and after giving pro forma effect to such Acquisition, Borrower is in compliance with the covenant set forth in Section 12, recomputing the covenant set forth in Section 12 as of the last day of the most recently ended fiscal month for which financial statements are required to have been delivered pursuant to Section 7.03(a) as if such Acquisition had occurred, and any Indebtedness incurred in connection therewith was incurred, on the first day of the relevant period for testing compliance, and Borrower shall have delivered to Lender a pro forma compliance certificate in the form of Exhibit A certifying to the foregoing at least 30 days prior to the date of the consummation of such Acquisition;

(iv) at least 30 days prior to the date of the consummation of such Acquisition, Borrower delivers to Lender written notice of such Acquisition, together with historical financial information and analysis with respect to the Person whose stock or assets are being acquired and copies of the acquisition agreement and related documents (including financial information and analysis, environmental assessments and reports, opinions, certificates and lien searches) and other information reasonably requested by Lender;

(v) such Acquisition is consensual and approved by the board of directors (or the equivalent thereof) of the Person whose stock or assets are being acquired;

(vi) the Person or assets being acquired is in the same type of business conducted by Borrower and its Subsidiaries on the date hereof or any business reasonably related thereto;

(vii) such Acquisition is consummated in compliance with all applicable law, and all consents and approvals from any Governmental Authority or other Person required in connection with such Acquisition have been obtained;

(viii) the Person or assets being acquired have positive EBITDA (calculated in a manner substantially similar to “EBITDA” to the extent provisions of such definition are relevant) for the 12-month period ending on the date of such Acquisition, as determined based upon financial statements for the most recently completed Fiscal Year and the most recent interim financial period completed within 30 days prior to the date of consummation of such Acquisition;

(ix) before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith, each of the representations set forth in Section 9.13 is true and correct with respect to each Loan Party;

(x) Borrower executes and delivers, or causes its Subsidiaries to execute and deliver, all guarantees, Loan Documents and other related documents required under Section 10.14;

(xi) Excess Availability at the time of and after giving effect to such Acquisition is not less than $3,000,000; and

(xii) Borrower shall deliver to Lender a certificate executed by its chief executive officer certifying that each of the conditions set forth above has been satisfied.

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“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment.

“Permitted Liens” means: (a) statutory Liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which Borrower has maintained adequate reserves; (b) Liens or security interests in favor of Lender; (c) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect; (d) Liens in connection with purchase money indebtedness with respect to Equipment and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such Liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (e) Liens set forth on Schedule 1.01-C; (f) Liens specifically permitted by Lender in writing; (g) involuntary Liens securing amounts less than $250,000 which are subordinate to the Liens of Lender and which are released or for which a bond acceptable to Lender, in its sole discretion, has been posted within thirty (30) days of Borrower’s knowledge of its creation; (h) Liens for taxes, assessments and other government charges or levies not yet due and payable or which are being contested in good faith and by appropriate proceedings and for which Borrower has maintained adequate reserves; (i) Liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment, social security and similar laws, or to secure the performance of statutory obligations, bids, leases, government contracts, trade contracts, and other similar obligations (exclusive of obligations for the payment of borrowed money); (j) licenses (with respect to intellectual property and other property), leases and subleases granted to third parties and not interfering in any material respect with ordinary conduct of business of Borrower; (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (l) Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks; (m) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement; (n) pledges and deposits in the ordinary course of business securing insurance premiums or reimbursement obligations or indemnification obligations under insurance policies or self-insurance arrangements, in each case payable to insurance carriers that provide insurance to the Borrower or any of its Subsidiaries; (o) Liens on cash and cash equivalents on deposit with Lender and Affiliates of Lender securing obligations owing to such Persons under any treasury, depository, overdraft or other cash management services agreements or arrangements with the Borrower or any Subsidiary of Borrower; (p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and not prohibited by this Agreement and (q) judgment Liens in respect of judgments that do not constitute an Event of Default.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including any instrumentality, division, agency, body or department thereof.

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“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of Borrower or any ERISA Affiliate.

“Pledged Collateral” means, collectively, Pledged Debt and Pledged Equity Interests.

“Pledged Debt” means all debt owed or owing to Borrower or any Subsidiary of Borrower by any other Person, and all Instruments, Chattel Paper or other documents, if any, representing or evidencing such debt.

“Pledged Equity Interests” means all Equity Interests owned or held by or on behalf of Borrower in any Person, and all Security Certificates, Instruments and other documents, if any, representing or evidencing such Equity Interests.

“Qualified Appraisal” means an appraisal conducted in a manner and with such scope and using such methods as are acceptable to Lender by an appraiser selected by, or acceptable to, Lender, the results of which are acceptable to Lender in all respects.

“Reference Rate” means Lender’s publicly announced prime rate (which is not intended to be Lender’s lowest or most favorable rate in effect at any time) in effect from time to time.

“Reference Rate Loans” means the Loans bearing interest with reference to the Reference Rate.

“Reportable Event” means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Revolving Loans” has the meaning specified in Section 2.01.

“Sanctions” has the meaning set forth in Section 9.22(b).

“Slow-Moving Inventory” means any Inventory in excess of the most recent 12 months of sales or usage for such Inventory (other than newly developed products manufactured or introduced within the last 6 months) and any Inventory that has not been produced within the prior 12 months.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate published by the Federal Reserve Bank of New York (or a successor administrator) on the administrator’s website (or any successor source for the secured overnight financing rate identified as such by the administrator) at approximately 2:30 p.m. (New York City time) on the immediately succeeding Business Day.

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“Spread Adjustment” means a mathematical or other adjustment to an alternate benchmark rate selected pursuant to Section 4.04(c) of the Agreement and such adjustment may be positive, negative, or zero subject to the specific Spread Adjustments set forth in Section 4.04(c).

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency).

“Successor Rate” shall mean any successor index rate determined pursuant to Section 4.04(c) from time to time.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, with respect to a Tranche Rate Loan for any Interest Period, the forward-looking SOFR rate administered by CME Group, Inc. (or other administrator selected by the Lender) and published on the applicable Bloomberg LP screen page (or such other commercially available source providing such quotations as may be selected by the Lender), fixed by the administrator thereof two Business Days prior to the commencement of the applicable Interest Period (provided, however, that if Term SOFR is not published for such Business Day, then Term SOFR shall be determined by reference to the immediately preceding Business Day on which such rate is published), rounded upwards, if necessary, to the next 1/8th of 1% and adjusted for reserves if Lender is required to maintain reserves with respect to the relevant Loans, all as determined by Lender in accordance with the Agreement and Lender’s loan systems and procedures periodically in effect.

“Termination Date” means the earliest of (a) the Maturity Date, (b) the date Borrower terminates this Agreement, or (c) the date the Lender accelerates payment of the Obligations pursuant to Section 13.02.

“Tranche Rate” means, with respect to any Interest Period, the greater of (a) 0.50% (the “Floor”) and (b) Term SOFR relating to quotations for one month, or as otherwise set pursuant to the terms of this Agreement, as applicable. Each determination by Lender of the Tranche Rate shall be conclusive and binding in the absence of manifest error. Notwithstanding anything to the contrary contained in the Agreement, at any time during which a Hedging Agreement is then in effect with respect to all or a portion of the Obligations bearing interest based upon the Tranche Rate, the provision that rounds up the Tranche Rate to the next 1/8th of 1% shall be disregarded and no longer of any force and effect with respect to such portion of the Obligations that are subject to such Hedging Agreement.

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“Tranche Rate Loans” means any Loans that accrue interest by reference to the Tranche Rate for an Interest Period elected by Borrower in accordance with Section 4.04(a) of the Agreement and the other terms of the Agreement.

“Tranche Rate Replacement Date” has the meaning ascribed to it in Section 4.04(c) of the Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of Illinois.

1.02 Other Definitional Terms; Rules of Interpretation.

The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in the Uniform Commercial Code and not otherwise defined herein have the meanings assigned to them in the Uniform Commercial Code. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”. Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder. Periods of days referred to in this Agreement will be counted in calendar days unless Business Days are expressly prescribed.

1.03 Accounting Terms.

All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. If at any time any change in GAAP would, in either case, affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the final approval of Lender); provided, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Loan Parties shall provide to Lender financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further, that (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein shall be disregarded for the purposes of computing any financial ratios and requirements herein and (ii) the effect of any changes to GAAP that would require leases which are, or would have been, classified as operating leases under GAAP as it exists on the Closing Date to be classified and accounted for as capital leases under the revised GAAP (including by reason of adoption of FASB Accounting Standards Update 2016-02) shall be disregarded for the purposes of computing any financial ratios and requirements herein. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Loan Parties shall not, without the prior written consent of Lender, cause or permit any change in application of GAAP, or any method of GAAP utilized, by the Loan Parties in their financial statements after the Closing Date.

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2. LOANS.

2.01 Revolving Loans.

Subject to the terms and conditions of the Loan Documents, from time to time prior to the Termination Date, Lender shall make revolving loans and advances (the “Revolving Loans”) in an amount not in excess of Availability.

2.02 Requests for Revolving Loans.

(a) A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Borrower shall give Lender same day notice, no later than 12:00 P.M. (Chicago, Illinois local time) for such day, of its request for a Revolving Loan as a Reference Rate Loan, and at least three Business Days prior notice of its request for a Revolving Loan as a Tranche Rate Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made during a Default Period. Borrower shall deliver to Lender, on each day on which Borrower requests a Revolving Loan, an advance request form in Lender’s then current form. In the event that Borrower maintains a controlled disbursement account at Lender, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Reference Rate Loan. As an accommodation to Borrower, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower in which case an advance request form is not required. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

(b) Each request by Borrower for a wire transfer, ACH transfer, or other withdrawal made through use of Lender’s Web Express system (or any successor platform) from deposit accounts maintained with Lender will be deemed a request for a Revolving Loan.

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(c) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: (i) the proceeds of each Revolving Loan requested under Section 2.02(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, (ii) in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and (iii) in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from Borrower.

2.03	Reserved.

2.04	Reserved.

2.05	Reserved.

2.06	Reserved.

2.07	Repayments.

The Obligations shall be repaid as follows:

(a) Repayment of Revolving Loans. Borrower shall repay the Revolving Loans and all other Obligations on the Termination Date. Borrower may from time to time voluntarily prepay the Revolving Loans in whole or in part subject to the terms and conditions of this Agreement. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

(b)	Reserved.

(c)	Reserved.

(d)	Reserved.

(e)	Reserved.

(f)	Mandatory Prepayments.

(i) Overadvances. If at any time Availability is less than $0.00, or any portion of the Revolving Loans exceeds any applicable sublimit within the Borrowing Base, Borrower shall promptly, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans to eliminate such excess.

(ii) Sales of Assets. Upon receipt of the proceeds of Disposition of any Equipment or real property of Borrower which is subject to a Lien in favor of Lender, Borrower shall pay the net proceeds thereof to Lender as a mandatory prepayment of the Loans, such payment to be applied against the Obligations, as determined by Lender, in its sole discretion.

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(iii) Events of Loss. If any Equipment or real property of Borrower which is subject to a Lien in favor of Lender is damaged, destroyed or taken by condemnation in whole or in part, Borrower shall pay the proceeds thereof to Lender as a mandatory prepayment of the Loans, such payment to be applied against the Obligations, as determined by Lender, in its sole discretion.

2.08 Bank Products.

Borrower may request, and Lender or its affiliates may, in their sole and absolute discretion, provide, Bank Products although Borrower is not required to do so. In the event Borrower requests Lender and/or its affiliates to procure or provide Bank Products, then Borrower agrees with Lender and/or such affiliates, as applicable, to pay when due all indebtedness, liabilities and obligations with respect to Bank Products and further agrees to indemnify and hold Lender and/or such affiliates harmless from any and all indebtedness, liabilities, obligations, losses, costs and expenses (including reasonable attorney’s fees) now or hereafter owing to or incurred by Lender (including those under agreements of indemnifications or assurances provided by Lender to its affiliates) and/or its affiliates with respect to Bank Products, all as the same may arise. In the event Borrower shall not have paid to Lender and/or its affiliates such amounts when due, Lender may cover such amounts by an advance under the Revolving Loan, which advance shall be deemed to have been requested by Borrower. Borrower acknowledges and agrees that (a) all indebtedness, liabilities and obligations with respect to Bank Products provided by Lender or its affiliates, and all of its agreements under this Section 2.08, are part of the Obligations secured by the Collateral, and (b) the obtaining of Bank Products from Lender or its affiliates (i) is in the sole and absolute discretion of Lender or its affiliates and (ii) is subject to all rules and regulations of Lender or its affiliates.

3. RESERVED.

4. INTEREST, FEES AND CHARGES.

4.01 Interest Rate.

Each Reference Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Reference Rate plus the Applicable Margin. Each Tranche Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Tranche Rate for such Interest Period plus the Applicable Margin.

4.02 Default Interest Rate.

During a Default Period, at Lender’s option, each Loan shall bear interest at the Default Rate, effective as of the day on which Lender exercises such option, which interest shall be payable on demand. The decision of Lender to not impose the Default Rate shall be made by the Lender, in its sole discretion, and shall not be a waiver of any of its other rights and remedies.

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4.03 Interest Payments.

Interest on Reference Rate Loans shall be due and payable on the first day of each month in arrears and on the Termination Date. Interest accruing on each Tranche Rate Loan shall be due and payable in arrears on the last day of each Interest Period and on the Termination Date.

4.04 Tranche Rate Provisions.

(a) Tranche Rate Election. Subject to the provisions of this Agreement, Borrower may request that Loans permitted to be made hereunder be Tranche Rate Loans and that outstanding portions of Loans made hereunder be converted to Tranche Rate Loans. Each request for a Tranche Rate Loan shall be irrevocable and Borrower shall be bound thereby. In the case of any conversion of a Reference Rate Loan to a Tranche Rate Loan, any conversion of an existing Tranche Rate Loan to a new Tranche Rate Loan, or any conversion of a Tranche Rate Loan to a Reference Rate Loan, such election must be made pursuant to a Notice of Conversion. In addition to the other provisions of this Agreement, as a condition to any Tranche Rate election hereunder, on or before the date on which the applicable Tranche Rate Loan is to be advanced or converted hereunder, in each case in accordance with Lender’s loan policies and procedures periodically in effect, Borrower shall notify Lender of each of the following: (i) the requested amount of such Tranche Rate Loan, (ii) the Interest Period that Borrower has elected to apply to such Tranche Rate Loan, and (iii) the date of the requested advance or conversion. In the absence of a Notice of Conversion submitted to Lender not later than noon Cincinnati, Ohio time (or such later time acceptable to Lender in its sole discretion) on the Business Day on which such Interest Period expires, the Borrower will be deemed to have requested that the Tranche Rate Loan then maturing be converted to a Reference Rate Loan. If Borrower requests or is deemed to request a new Loan but fails to elect a Tranche Rate pursuant to this paragraph, such Loan shall be a Reference Rate Loan. Unless otherwise permitted by Lender in its sole discretion: (A) in no event may the last day of any Interest Period exceed the Maturity Date, (B) in no event may any new Interest Period commence with respect to any Tranche Rate Loan requested to be converted hereunder prior to the expiration of the applicable Interest Period then in effect with respect to such Tranche Rate Loan, (C) there may be no more than three Tranche Rate Loans outstanding at any one time, and (D) if required by Lender in its sole discretion at any time and from time to time, each request for a Tranche Rate Loan, whether by original issuance or conversion, shall be in a minimum amount of $100,000.

(b) Temporary Replacement of the Tranche Rate and Tenor Replacement. In the event, prior to commencement of any Interest Period relating to a Tranche Rate Loan, Lender shall determine that no Successor Rate has been determined in accordance with Section 4.04(c) and either: (i) the Tranche Rate is unavailable, unrepresentative, or unreliable, (ii) the Tranche Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of funding the Tranche Rate Loans for such Interest Period, or (iii) the making or funding of Tranche Rate Loans has become impracticable; then, in any such case, Lender shall promptly provide notice of such determination to Borrower (which shall be conclusive and binding on the Borrower absent manifest error), and (A) any request for a Tranche Rate Loan or for a conversion to or continuation of a Tranche Rate Loan shall be automatically withdrawn and shall be deemed a request for a Reference Rate Loan, (B) each Tranche Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Reference Rate Loan, and (C) the obligations of Lender to make Tranche Rate Loans shall be suspended until Lender determines that the circumstances giving rise to such suspension no longer exist, in which event Lender shall so notify Borrower. If a Successor Rate has been determined in accordance with Section 4.04(c) and Lender determines that any of the circumstances described in clauses (i)-(iii) of this paragraph has occurred, then clauses (A)-(C) of this paragraph shall apply as if each reference to Tranche Rate therein were a reference to the Successor Rate.

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At any time (including in connection with the implementation of a Successor Rate), the Lender may remove any tenor of a Tranche Rate that is unavailable, non-representative, or not in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, in the Lender’s sole discretion, for Tranche Rate settings; provided however that the Lender may reinstate such previously removed tenor for Tranche Rate settings, if the Lender determines in its sole discretion that such tenor has become available and representative again.

(c) Tranche Rate Replacement.

Notwithstanding anything to the contrary herein or in any other Loan Document (and any Rate Contract shall be deemed not to be a “Loan Document” for purposes of this Section 4.04(c)), but without limiting Section 4.04(b) above, if the Lender determines (which determination shall be conclusive and binding on Borrower absent manifest error) that any of the circumstances described in Section 4.04(b)(i)-(iii) has occurred and is unlikely to be temporary or the administrator of the Tranche Rate or a Governmental Authority having or purporting to have jurisdiction over the Lender or such administrator has made a public statement identifying a specific date (the “Scheduled Unavailability Date”) after which the Tranche Rate will no longer be representative or made available or used for determining the interest rate of loans or otherwise cease or will no longer be in compliance or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Benchmarks, and there is no successor administrator satisfactory to the Lender, then on a date and time determined by the Lender (the “Tranche Rate Replacement Date”), but no later than the Scheduled Unavailability Date, the Tranche Rate will be replaced hereunder and under any other Loan Document with Daily Simple SOFR.

(i) If the Successor Rate is based on Daily Simple SOFR, interest shall be due and payable on a monthly basis.

(ii) Notwithstanding anything to the contrary herein, if the Lender determines that Daily Simple SOFR is not available and administratively feasible prior to the Tranche Rate Replacement Date, or if any of the circumstances described in Section 4.04(c)(i) with regard to the Tranche Rate has occurred with respect to a Successor Rate then in effect, the Lender may amend this Agreement solely for the purpose of replacing the Tranche Rate or any then current Successor Rate in accordance with this Section 4.04(c) with another alternative benchmark rate and a Spread Adjustment, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities and any recommendations of a relevant Governmental Authority, and which Spread Adjustment or method for calculating such Spread Adjustment shall be published on an information service as selected by the Lender from time to time in its reasonable discretion. Any such alternative benchmark rate and Spread Adjustment shall constitute a Successor Rate hereunder. Any such amendment shall become effective on the date set forth in a written notice provided by the Lender to the Borrower (such date to be five or more Business Days after the date of such notice).

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(iii) The Lender will promptly (in one or more notices) notify the Borrower of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Lender, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Lender.

(iv) In connection with the implementation and administration of a Successor Rate (including, without limitation, pursuant to Section 4.04(c)(viii) below), the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent by Borrower; provided that the Lender shall provide notice of such Conforming Changes to the Borrower reasonably promptly after such amendment becomes effective.

(v) Notwithstanding anything to the contrary herein, if the Successor Rate would be less than the Floor, the Successor Rate will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. Further, if the interest rate to be replaced is rounded upwards to the next 1/8th of 1% under the terms of this Agreement or any Loan Document, the Successor Rate shall also be rounded up to the next 1/8th; provided further that this provision governing rounding shall not apply if the Borrower has a Hedging Agreement in effect with respect to all or part of a Loan.

(vi) The Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, or any other matter related to the Tranche Rate or any Successor Rate, including the selection of such rate, any related Spread Adjustment, or any Conforming Changes, or whether the composition or characteristics of any Successor Rate and Spread Adjustment or Conforming Changes will be similar to, or produce the same value or economic equivalence of, the initial Tranche Rate.

(vii) Notwithstanding anything to the contrary contained herein, if, after the Closing Date, the Borrower enters into a Hedging Agreement with respect to all or part of an Advance and the floating interest rate under the Hedging Agreement is Daily Simple SOFR, the Lender may replace the Tranche Rate hereunder with Daily Simple SOFR and a Spread Adjustment without the consent of any other party hereto; provided further that, if subsequent thereto, the Lender and Borrower amend such Hedging Agreement to include, or terminate such Hedging Agreement and enter into a new Hedging Agreement with, a floating interest rate thereunder of Term SOFR, then the Lender may further replace Daily Simple SOFR hereunder with Term SOFR (and a Spread Adjustment, if applicable) hereunder without the consent of any other party hereto; and, in either such event, (A) Daily Simple SOFR or Term SOFR, as applicable, shall be a Successor Rate hereunder, and (B) the Lender shall provide written notice thereof to the Borrower.

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(d) Illegality. Notwithstanding any other provisions hereof, if any Law shall make it unlawful for Lender to make, fund or maintain Tranche Rate Loans, Lender shall promptly give notice of such circumstances to Borrower. In such an event, (i) the commitment of Lender to make Tranche Rate Loans, continue Tranche Rate Loans as Tranche Rate Loans or convert Reference Rate Loans to Tranche Rate Loans shall be immediately suspended and (ii) all outstanding Tranche Rate Loans shall be converted automatically to Reference Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by Law.

(e) Tranche Rate Breakage Fee. Upon (i) any default by Borrower in making any borrowing of, conversion into or conversion of any Tranche Rate Loan following Borrower’s delivery to Lender of any applicable request for a Tranche Rate Loan or Notice of Conversion or (ii) any payment of a Tranche Rate Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall promptly pay Lender an amount equal to the amount of any losses, expenses and liabilities (including any loss (including interest paid) in connection with the re-employment of such funds) that Lender sustains as a result of such default or such payment.

(f) Increased Costs. If, after the Closing Date, any Change in Law: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the Tranche Rate pursuant to the provisions of this Agreement), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by Lender, or (ii) shall impose on Lender any other condition affecting its Tranche Rate Loans, any of its notes issued pursuant hereto (if any) or its obligation to make Tranche Rate Loans; and the result of anything described in these clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) Lender of making or maintaining any Tranche Rate Loan, or to reduce the amount of any sum received or receivable by Lender under this Agreement or under any of its notes issued pursuant hereto (if any) with respect thereto, then upon demand by Lender, Borrower shall promptly pay directly to Lender such additional amount as will compensate Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day that is nine months prior to the date on which Lender first made demand therefor (except that, if the occurrence giving rise to such increased cost or reduction is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).

(g) Tranche Rate Conforming Changes. In connection with the use or administration of the Tranche Rate, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Lender will promptly notify the Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of the Tranche Rate.

4.05 Fees And Charges.

(a) Reserved.

(b) Closing Fee. Borrower shall pay to Lender a closing fee of $75,000, which fee shall be fully earned and payable on the date of disbursement of the initial Loans hereunder.

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(c) Unused Line Fee. Borrower shall pay to Lender an unused line fee of 0.35% per annum of the difference between (i) the Maximum Revolving Loan Limit then in effect and (ii) the average daily balance of the Revolving Loans for each month, which fee shall be fully earned by Lender and payable monthly in arrears on the first Business Day of each month. Said fee shall be calculated on the basis of a 360 day year.

(d) Reserved.

(e) Termination Fee. If, during the term of this Agreement and more than 30 days prior to the Maturity Date, Borrower (x) prepays all of the Obligations and terminates Lender’s commitment to make Loans or (y) the Obligations are accelerated under Section 13.02, then Borrower shall pay to Lender as a termination fee, in addition to the payment of all other Obligations, an amount equal to (i) 2.00% of the Facility Amount if such prepayment occurs two years or more prior to the Maturity Date or (ii) 0.50% of the Facility Amount if such prepayment occurs less than two years, prior to the Maturity Date or at any time during any renewal period of this Agreement; provided, however, if any fees charged pursuant to Section 4.04(f) arose as a result of a Change in Law affecting lenders specifically rather than affecting lenders generally and Borrower terminates this Agreement within 90 days after the payment of such fees, the foregoing early termination fees on account of such termination shall not be payable by Borrower.2

(f) Costs and Expenses. Borrower shall reimburse Lender for all costs and expenses, including expenses and fees of third-party service providers, legal expenses and reasonable attorneys’ fees (including outside counsel attorneys’ fees but excluding internal attorneys’ fees), incurred by Lender in connection with the (i) documentation and consummation of this transaction and any other transactions between Borrower and Lender, including amendments to this Agreement or any Loan Document, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Obligations; (iv) the realization upon, disposition or sale of, any or all of the Collateral; (v) administration, monitoring, processing and servicing of the Loans, the Loan Documents, and the Collateral; (vi) enforcement of any of Lender’s rights under this Agreement or any other Loan Document (including any costs and expenses of any third party provider engaged by Lender for such purposes); and (vii) the retention of any payments or transfers of any kind made to Lender by or on account of this Agreement, including the granting of liens, collateral rights, security interests, or payment protection of any type, in any action brought or threatened against Lender including any avoidance action in a bankruptcy or similar proceeding. Borrower shall also pay all normal service charges with respect to all accounts maintained by Borrower with Lender and any additional services requested by Borrower from Lender.

2 Subject to formal credit approval from Fifth Third since this change was not reflected in the original credit approval.

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(g) Capital Adequacy Charge. If Lender shall have determined that any Change in Law affecting Lender or any lending office of Lender or Lender’s holding company, if any, regarding capital or liquidity requirements, does or shall have the effect of reducing the rate of return on Lender’s (or Lender’s holding company, if any) does or shall have the effect of reducing the rate of return on Lender’s capital as a consequence of this Agreement, Lender’s commitment, the Loans made or Letters of Credit issued by Lender or Lender’s obligations hereunder to a level below that which Lender (or Lender’s holding company, if any) could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy and liquidity) by a material amount, then from time to time, after submission by Lender to Borrower of a written demand therefor together with the certificate described below, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction, such written demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the additional amount or amounts to be paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

4.06 Maximum Interest.

It is the intent of the parties that the rate of interest and other charges to Borrower under the Loan Documents shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

4.07 Authorization to Make Revolving Loans.

Borrower hereby authorizes Lender, in its sole discretion, to charge any of Borrower’s accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under the Loan Documents.

4.08 Computation of Interest and Fees.

All interest accruing on the outstanding principal amount of the Loans and fees hereunder outstanding from time to time shall be calculated on the basis of actual number of days elapsed in a 360-day year, which results in more interest charged than if interest were calculated based on a 365-day year.

4.09 Taxes.

(a) Any and all payments by Borrower to or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that, if Borrower shall be required by any applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then: (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.09(a)), Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

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(b) Without limiting the provisions of Section 4.09(a), Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Borrower shall indemnify Lender, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section 4.09) paid by Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

(d) If requested in writing by Lender, Borrower shall deliver to Lender, as soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e) If Lender receives a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 4.09, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 4.09 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority. This subsection (e) shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

4.10 Payments Generally.

All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to Lender in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, then payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

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5. COLLATERAL.

5.01 Grant of Security Interest to Lender.

As security for the payment of all Loans now or in the future made by Lender to Borrower hereunder and for the payment or other satisfaction of all other Obligations, Borrower hereby grants to Lender a continuing security interest in all of Borrower’s right, title, and interest in the following property, whether now or hereafter existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits (subject to the rights, if any, of landlords and customers) and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including Equipment, vehicles and Fixtures; (e) all Goods on consignment; (f) all Investment Property; (g) all Deposit Accounts, bank accounts, deposits and cash; (h) all Letter-of-Credit Rights; (i) Commercial Tort Claims listed on Schedule 5.01; (j) any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or Subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of Borrower’s books and records relating to any of the foregoing and to Borrower’s business.

5.02 Other Security.

Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under the Loan Documents or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral, provided, that Lender may take such actions with respect to Permitted Liens only during a Default Period. All sums paid by Lender in respect thereof and all costs, fees and expenses including reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Obligations, payable by Borrower to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

5.03 Possessory Collateral.

Promptly upon Borrower’s receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities, Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower’s attorney and agent-in-fact, to endorse or assign the same on Borrower’s behalf.

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5.04 Electronic Chattel Paper.

To the extent that Borrower obtains or maintains any Electronic Chattel Paper, Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (d), (e) and (f) below, unalterable, (b) the authoritative copy identifies Lender as the assignee of the record or records, (c) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

5.05 Possession of Collateral.

Until otherwise notified by Lender during a Default Period, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower’s business, to (a) sell, lease or furnish under contracts of service any of Borrower’s Inventory normally held by Borrower for any such purpose; (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; and (c) dispose of worn-out, obsolete or unuseful assets so long as, to the extent required under Section 2.07(f)(ii) all of the proceeds thereof are paid to Lender for application to the Obligations (except (i) for such proceeds which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment to the Obligations, and (ii) to the extent not required to be so paid under Section 2.07(f)(ii) such proceeds are used by Borrower to replace such assets); provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

5.06 Pledged Collateral.

(a) Registration in Nominee Name; Denominations. Borrower hereby agrees that without limiting Article 5, Lender shall have the right (in its sole and absolute discretion) to hold, where applicable, Pledged Collateral in the Lender’s own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of Borrower, endorsed or assigned, where applicable, in blank or in favor of Lender.

(b) Distributions. During a Default Period, Lender shall have the right to receive (for application to the Obligations) all dividends, interest or principal in respect of Pledged Collateral and to the extent that any thereof is received by or on behalf of Borrower, it shall be held in trust for the benefit of Lender, shall be segregated from other property or funds of Borrower and shall be forthwith delivered to Lender upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by Lender pursuant to this clause shall be retained by Lender in an account to be established in the name of Lender, under its sole dominion and control and shall be applied to the Obligations as determined by Lender.

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(c) Voting Rights. During a Default Period, Lender shall be vested with all rights of Borrower to exercise the voting and consensual rights and powers with respect to Pledged Collateral.

(d) Control. If at any time any Pledged Equity Interests do not constitute Securities or if any Pledged Equity Interests constituting Securities are not evidenced by a Security Certificate, Borrower shall take such actions and execute such documents, at Borrower’s expense, as is necessary to establish Lender’s control thereof or otherwise perfect the security interest therein.

5.07 Assignment of Insurance.

As additional security for the payment and performance of the Obligations, Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period exists, the Lender may (but need not), in the Lender’s name or in Borrower’s name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Lender to be applied to the Obligations or released to Borrower pursuant to Section 2.07(f)(iii). Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

5.08 Preservation of Collateral and Perfection of Security Interests.

(a) Borrower shall, at Lender’s request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable, in its sole discretion, in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower’s true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender’s security interest in the Collateral. Borrower further ratifies and confirms the prior filing by Lender of any and all financing statements which identify Borrower as debtor, Lender as secured party and any or all Collateral as collateral. Upon the request of Lender, Borrower agrees to execute and deliver to Lender Grants of Security Interest in Trademarks and Patents and Grants of Security Interest in Copyrights in forms reasonably acceptable to Lender.

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(b) At any time upon Lender’s request, Borrower will execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the province or territory of Canada in which such chief executive office or principal place of business is located, and take, or cause to be taken, such other and further actions as Lender may request to enable Lender, as secured party with respect thereto, to collect such accounts under the applicable federal, provincial or territorial laws of Canada.

6. COLLECTIONS.

6.01 Lockbox and Blocked Account.

(a) Unless Lender permits Borrower to use Lender’s remote deposit system, Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to the Lock Box. Lender may revoke the Loan Parties’ ability to use the remote deposit system at any time.

(b) Borrower shall establish a Blocked Account for the deposit of all payments received by Borrower, including payments received in the Lock Box or payments deposited through Lender’s remote deposit system. Borrower shall promptly deposit in the Blocked Account all other payments received by Borrower on Accounts in the identical form in which such payments were received, whether by cash or check. If Borrower, any Affiliate or Subsidiary of Borrower, any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary of Borrower, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, promptly upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account. The financial institution with which the Blocked Account is established shall acknowledge and agree, in a manner satisfactory to Lender, that the amounts on deposit in such Lock Box and Blocked Account are the sole and exclusive property of Lender, that such financial institution will follow the instructions of Lender with respect to disposition of funds in the Lock Box and Blocked Account without further consent from Borrower, that such financial institution has no right to setoff against the Lock Box or Blocked Account or against any other account maintained by such financial institution into which the contents of the Lock Box or Blocked Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Lender, funds deposited in the Blocked Account on a daily basis as such funds are collected.

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(c) Borrower agrees that all payments made to such Blocked Account or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be applied on account of the Obligations in accordance with the terms of this Agreement; provided that, so long as no Default Period is in effect, payments received by Lender shall not be applied to the unmatured portion of the Tranche Rate Loans, but shall be held in a cash collateral account maintained by Lender, until the earlier of (i) the last Business Day of the Interest Period applicable to such Tranche Rate Loan and (ii) the occurrence of an Event of Default; provided further, that so long as no Default Period is in effect, the immediately available funds in such cash collateral account shall be disbursed, at Borrower’s discretion, to Borrower so long as after giving effect to such disbursement, Borrower’s Availability, equals or exceeds the outstanding Revolving Loans at such time.

(d) Borrower agrees to pay all customary fees, costs and expenses in connection with opening and maintaining the Lock Box and Blocked Account. All of such fees, costs and expenses if not paid by Borrower, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(e) All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrower’s behalf. For the purpose of this section, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower’s true and lawful attorney and agent-in-fact (i) to endorse Borrower’s name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof; and (iii) to have access to any lock box or postal box into which any of Borrower’s mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

6.02 Collection of Accounts.

Lender may, at any time and from time to time during a Default Period, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Obligations, (a) enforce collection of any of Borrower’s Accounts or other amounts owed to Borrower by suit or otherwise; (b) exercise all of Borrower’s rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to Borrower; (c) surrender, release or exchange all or any part of any Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (d) sell or assign any Account of Borrower or other amount owed to Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (e) prepare, file and sign Borrower’s name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (f) do all other acts and things which are necessary, in Lender’s sole discretion, to fulfill Borrower’s obligations under the Loan Documents and to allow Lender to collect the Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Lender may at any time, during a Default Period, at Borrower’s expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

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6.03 Application of Collected Funds.

(a) For purposes of determining the amount of Loans available for borrowing purposes, the balance in the Blocked Account as of the end of a Business Day, shall, without duplication, be applied against the Obligations at the beginning of the next Business Day in such order as Lender shall determine in its sole discretion.

(b) For purposes of determining the Borrowing Base, that portion of the balance in the Blocked Accounts as of the end of a Business Day consisting of payments on Accounts, shall, without duplication, be applied to reduce the total amount of Eligible Accounts set forth in the most recent Borrowing Base Certificate delivered to Lender by Borrower as the same may have been previously adjusted pursuant to this Section 6.03(b).

(c) For purposes of calculating interest and fees, Lender shall apply all collected and available funds one Business Day after application of the proceeds set forth in Section 6.03(a).

6.04 Account Statements.

On a monthly basis, Lender shall deliver to Borrower an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower unless Borrower notifies Lender in writing, specifying any error therein, within 30 days of the date such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

7. COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES

7.01 Borrowing Base Certificate and Periodic Reports.

(a) Borrower shall deliver to Lender an executed Borrowing Base Certificate on a periodic basis as requested by Lender, but in no event less frequently than monthly within 20 days of month-end. Each Borrowing Base Certificate delivered to Lender shall (i) be accompanied by copies of Borrower’s sales journal, cash receipts journal and credit memo journal for the relevant period, (ii) reflect the activity of Borrower with respect to Accounts since the most recent Borrowing Base Certificate, (iii) be in a form and with such specificity as is satisfactory to Lender, (iv) include a list of all Accounts, and (v) contain such additional information concerning Accounts and Inventory as may be requested by Lender including, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

(b) Borrower shall deliver to Lender, in addition to any other reports, as soon as practicable as requested by Lender and in any event within 20 days after the end of each calendar month: (i) a detailed trial balance of Borrower’s Accounts, in form and substance reasonably satisfactory to Lender including the names and addresses of all Account Debtors of Borrower, and (ii) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole discretion), including a listing of any held checks.

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(c) Borrower shall deliver to Lender within 20 days after the end of each calendar month (or more frequently as Lender may request), a perpetual inventory and Lender’s standard form of Inventory report then in effect or the form most recently requested from Borrower by Lender, for Borrower by each category of Inventory, together with a description of the change in each category of Inventory since the previous report.

7.02 Compliance Certificate.

Within 30 days after each testing date for the financial covenants in Section 12, Borrower shall deliver to Lender a compliance certificate in the form of Exhibit A, which certifies compliance with the Section 12 and provides a reasonably detailed calculation of the financial covenants contained in Section 12.

7.03 Financial Statements.

Borrower shall deliver to Lender the following financial information, all of which shall be prepared in accordance with GAAP: (a) no later than 30 days after each calendar month, copies of internally prepared financial statements, including balance sheets and statements of income, retained earnings and cash flow of Borrower, and a detailed general ledger trial balance, certified by the Chief Financial Officer of Borrower together with a memorandum comparing variances of each of the foregoing against projections provided to Lender hereunder and an explanation of such variances with such backup documentation as may be required by Lender; and (b) no later than 120 days after the end of each of Borrower’s Fiscal Years, audited annual financial statements with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Lender, which financial statements shall be accompanied by (i) a letter from such accountants acknowledging that Lender may rely on such financing statements, provided, that Borrower shall only be required to use its reasonable efforts exercised in good faith to obtain such letter; and (ii) copies of any management letters sent to Borrower by such accountants.

7.04 Annual Projections.

As soon as practicable and in any event prior to the beginning of each Fiscal Year, Borrower shall deliver to Lender projected balance sheets, statements of income and cash flow for Borrower, for each of the 12 months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Lender.

7.05 Public Reporting.

Promptly upon the filing thereof, Borrower shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

7.06 Other Information.

Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

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8. TERMINATION.

8.01 Original Term.

This Agreement shall be in effect from the date hereof until the Termination Date. Subject to the payment of the termination fee set forth in Section 4.05(e), if any, Borrower may terminate this Agreement upon 10 days’ prior written notice and payment in full of the Obligations.

8.02 Termination of Agreement.

Lender shall not make any additional Loans on or after the Termination Date and this Agreement shall terminate on the date thereafter that the Obligations are paid in full and all Letters of Credit have expired or been cash collateralized acceptably to Lender. The termination of this Agreement shall not affect Lender’s or any Loan Party’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens, and rights granted to Lender herein shall continue in full force and effect until all of the Obligations have been indefeasibly paid and performed in full (whereupon all Liens shall be deemed released). All representations, warranties, covenants, waivers, and agreements contained herein shall survive termination of this Agreement until all Obligations are indefeasibly paid and performed in full. At such time as Borrower has repaid all of the Obligations and this Agreement has terminated, Borrower and Lender shall deliver mutual releases, in form and substance reasonably satisfactory to Lender, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender’s indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to Borrower’s account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to Borrower’s account.

9. REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Lender as follows:

9.01 Financial Statements and Other Information.

The financial statements and other information delivered or to be delivered by Borrower to Lender at or prior to the Closing Date fairly present in all material respects the financial condition of Borrower at the respective dates thereof, subject in the case of unaudited statements to changes resulting from audit and normal year-end adjustment, and there has been no Material Adverse Effect with respect to Borrower since the date of the financial statements delivered to Lender most recently prior to the Closing Date. All written information now or heretofore furnished by Borrower to Lender is true and correct as of the date with respect to which such information was furnished.

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9.02 Locations.

The office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower’s principal place of business and all of Borrower’s other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth on Schedule 9.02 and at other locations within the continental United States of which Lender has been advised by Borrower in accordance with Section 10.02(a). The Collateral, including the Equipment (except any part thereof which Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Schedule 9.02, and at other locations within the continental United States of which Lender has been advised by Borrower in writing in accordance with Section 10.02(a).

9.03 Loans by Borrower.

Borrower has not made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of Borrower for travel and other expenses arising in the ordinary course of Borrower’s business and loans permitted pursuant to Section 11.06.

9.04 Accounts and Inventory.

Each Account or item of Inventory which Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of “Eligible Account” and “Eligible Inventory” as set forth herein and as otherwise established by Lender from time to time.

9.05 Liens.

Borrower is the lawful owner of all Collateral now purportedly owned by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

9.06 Organization, Authority and No Conflict.

Borrower is an entity of the type set forth on Schedule 9.06, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation. Borrower’s jurisdiction of incorporation, organization or formation, federal employer identification number and organization identification number are correctly set forth on Schedule 9.06. Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if Borrower is not so qualified, Borrower may cure any such failure without losing any of its rights, incurring any liens or material penalties, or otherwise affecting Lender’s rights. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents and perform its obligations hereunder and thereunder. Borrower’s execution, delivery and performance of the Loan Documents does not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document binding on Borrower, except for conflicts with agreements, contracts or other documents which would not have a Material Adverse Effect, and Borrower’s execution, delivery and performance of the Loan Documents will not result in the imposition of any lien or other encumbrance upon any of Borrower’s property (other than Permitted Liens) under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected. If Borrower is a partnership or limited liability company, Borrower has not expressly elected to have its equity interests treated as “Securities” under and as defined in Article 8 of the Uniform Commercial Code.

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9.07 Litigation.

Except as disclosed to Lender on Schedule 9.07, there are no actions or proceedings which are pending or, to the best of Borrower’s knowledge, threatened against Borrower which are reasonably likely to have a Material Adverse Effect. Borrower has no Commercial Tort Claims pending other than those set forth on Schedule 5.01 and those of which Lender has been advised by Borrower in writing in accordance with Section 10.02(c).

9.08 Compliance with Laws and Maintenance of Permits.

Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect. Borrower is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect.

9.09 Affiliate Transactions.

Except as set forth on Schedule 9.09, Borrower is not conducting, permitting or suffering to be conducted, transactions with any Affiliate other than (a) transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate and (b) distributions to Affiliates which are made in the ordinary course of business consistent with historical practices.

9.10 Names and Trade Names.

Borrower’s name has always been as set forth on the first page of this Agreement and Borrower uses no trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on Schedule 9.10.

9.11 Equipment.

Except for Permitted Liens, Borrower has good and merchantable title to and ownership of all of its Equipment. No Equipment is a Fixture to real estate unless such real estate is owned by Borrower and is subject to a mortgage in favor of Lender, or if such real estate is leased, is subject to a landlord’s agreement in favor of Lender on terms acceptable to Lender, or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Lender (subject to Permitted Liens).

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9.12 Enforceability.

The Loan Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

9.13 Solvency.

Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of the Loan Documents or by completion of the transactions contemplated hereunder or thereunder.

9.14 Indebtedness.

Except as set forth on Schedule 9.14 and as permitted by Section 11.02, Borrower is not obligated (directly or indirectly), for any loans or other Indebtedness other than the Loans.

9.15 Margin Security and Use of Proceeds.

Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

9.16 Parent, Subsidiaries and Affiliates.

Except as set forth on Schedule 9.16, Borrower has no Parents, Subsidiaries or other Affiliates or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person.

9.17 No Defaults.

Borrower is not in material default under any material contract, lease or commitment to which it is a party or by which it is bound. Borrower does not know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect.

9.18 Employee Matters.

There are no controversies pending or threatened between Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect, and Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect.

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9.19 Intellectual Property.

(a) Intellectual Property Rights. Set forth on Schedule 9.19 is a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights for which Borrower is the owner of record (the “Intellectual Property”). Except as disclosed on Schedule 9.19, (i) Borrower owns the Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than Borrower owns or has been granted any right in the Intellectual Property, (iii) all Intellectual Property is valid, subsisting and enforceable and (iv) Borrower has taken all commercially reasonable action necessary to maintain and protect the Intellectual Property. The use of such Intellectual Property by Borrower and the operation of its businesses does not infringe any valid and enforceable intellectual property rights of any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed on Schedule 9.19, no claim or litigation regarding any of the foregoing is pending or, to Borrower’s knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to Borrower’s knowledge, proposed, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Licensed Intellectual Property. Borrower does not possess any licenses other than (i) as set forth on Schedule 9.19, and (ii) readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks.

9.20 Environmental Matters.

Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of Borrower’s knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials. Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

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9.21 ERISA Matters.

Except as disclosed to the Lender in writing prior to the date hereof, neither Borrower nor any ERISA Affiliate (a) maintains or has maintained any Pension Plan, (b) contributes or has contributed to any Multiemployer Plan or (c) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan’s tax qualified status. Neither Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the PBGC, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

9.22 Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions; Anti-Terrorism Laws.

(a) No Loan Party nor any of its Subsidiaries nor, to their knowledge, any director, officer, employee, agent, affiliate or representative of any Loan Party or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(b) No Loan Party nor any of its Subsidiaries nor, to their knowledge, any director, officer, employee, agent, affiliate or representative of any Loan Party or any of its Subsidiaries, is a Person that is, or is owned 50% or more, individually or in the aggregate, directly or indirectly, by one or more, or controlled by, a Person that is: (i) subject to any sanctions administered or enforced by OFAC or the U.S. State Department (collectively, “Sanctions”), or (ii) located, organized, or resident in a country or territory that is, or whose government is, the target of Sanctions (including Crimea, Cuba, Iran, North Korea, and Syria).

(c) No Loan Party nor any of its Subsidiaries nor, to their knowledge, any director, officer, employee, agent, affiliate or representative of any Loan Party or any of its Subsidiaries, is a Person that is, or is owned or controlled by, a Person that is: (i) an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), or (ii) in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the Patriot Act (collectively, the “Anti-Terrorism Laws”).

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(d) Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

9.23 Disclosure.

Borrower has disclosed to Lender all agreements, instruments and corporate or other restrictions to which Borrower and any Subsidiary thereof are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of Borrower or any Subsidiary thereof to Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections). As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.

10. AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations (other than contingent indemnification obligations for which no claim has been made) and termination of this Agreement, Borrower covenants and agrees as follows:

10.01 Maintenance of Records.

Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower’s business activities, in accordance with GAAP, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 9.02.

10.02 Notices.

Borrower shall provide written notice to Lender of the following:

(a) Locations. Promptly upon becoming aware of (but in no event less than 10 days prior to the occurrence thereof) the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of Borrower’s books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which Borrower has previously advised Lender that such Goods will be used.

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(b) Eligible Accounts and Inventory. Promptly upon becoming aware thereof, if any Account or Inventory identified by Borrower to Lender as an Eligible Account or Eligible Inventory becomes ineligible for any reason.

(c) Litigation and Proceedings. Promptly upon becoming aware thereof, (i) of any litigation, arbitration, governmental investigation or other actions or proceedings which are pending or threatened against Borrower or any Subsidiary of Borrower or to which any of the properties of any thereof is subject which might have a Material Adverse Effect, and (ii) of any Commercial Tort Claims of Borrower which may arise.

(d) Names and Trade Names. Within 10 days of the change of Borrower’s name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

(e) ERISA Matters. Promptly upon (i) the occurrence of any Reportable Event which might result in the termination by the PBGC of any Plan covering any officers or employees of Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefore, (iii) its intention to terminate or withdraw from any Plan, (iv) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (v) the failure of Borrower or any ERISA Affiliate of any member of the Controlled Group or any other Person to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Plan, (vi) the taking of any action with respect to a Pension Plan which could result in the requirements that Borrower furnish a bond or other security to the PBGC or such Pension Plan, (vii) the occurrence of any event with respect to any Pension Plan or Multiemployer Plan which could result in the incurrence by any ERISA Affiliate or any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Plan), (viii) any material increase in the contingent liability of Borrower with respect to any post-retirement welfare plan benefit, or (ix) any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

(f) Environmental Matters. Promptly upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects Borrower or its business operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials unless the foregoing could not reasonably be expected to have a Material Adverse Effect.

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(g) Default; Material Adverse Change. Promptly of (i) any Material Adverse Effect, (ii) the occurrence of any Event of Default hereunder, or (iii) the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by Borrower to Lender in writing and shall describe the steps being taken by Borrower or any Subsidiary of Borrower affected thereby with respect thereto.

10.03 Compliance with Laws and Maintenance of Permits.

Borrower shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect and Borrower shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect. Following any determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid non-compliance, with any Environmental Law, at Borrower’s expense cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

10.04 Inspection and Audits.

Borrower shall permit Lender, or any Persons designated by it, to call at Borrower’s places of business at any reasonable times, and, without hindrance or delay, to inspect and appraise the Collateral and to inspect, audit, check and make extracts from Borrower’s books, records, journals, orders, receipts and any correspondence and other data relating to Borrower’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower’s business as Lender may consider reasonable under the circumstances. Borrower shall furnish to Lender such information relevant to Lender’s rights under the Loan Documents as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender’s name, to verify the validity, amount or any other matter relating to any of Borrower’s Accounts, by mail, telephone, telecopy, electronic mail, or otherwise, provided that prior to the occurrence of an Event of Default, Lender shall conduct such verification in the name of a nominee of Lender or in Borrower’s name. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of Borrower with Borrower’s independent public accountants. Any such discussions shall be without liability to Lender or to Borrower’s independent public accountants. For each inspection or audit conducted by Lender hereunder, Borrower shall pay to Lender (a) fees at Lender’s then-current per diem rate, plus (b) all costs and out-of-pocket expenses incurred by Lender. All such fees, costs and expenses shall constitute Obligations hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

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10.05 Insurance.

(a) Borrower will obtain and at all times maintain insurance with insurers acceptable to the Lender3, in such amounts, on such terms (including any deductibles) and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which Borrower operates. Without limiting the generality of the foregoing, Borrower will at all times maintain liability insurance, business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender’s loss payable endorsement for the Lender’s benefit or an endorsement showing Lender as additional insured.

(b) Except for unuseful Collateral or Collateral scheduled to be replaced, if Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable upon notice to Borrower. Such insurance, if obtained by Lender, may, but need not, protect Borrower’s interests or pay any claim made by or against Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Borrower may be able to obtain on its own and may be cancelled only upon Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

UNLESS BORROWER PROVIDES LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, LENDER MAY PURCHASE INSURANCE AT BORROWER’S EXPENSE TO PROTECT LENDER’S INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT BORROWER’S INTERESTS IN THE COLLATERAL. THE COVERAGE THAT LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT BORROWER MAKES OR ANY CLAIM THAT IS MADE AGAINST BORROWER IN CONNECTION WITH THE COLLATERAL. BORROWER MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDER, BUT ONLY AFTER PROVIDING LENDER WITH EVIDENCE THAT BORROWER HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF LENDER PURCHASES INSURANCE FOR THE COLLATERAL, BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES LENDER MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE OBLIGATIONS SECURED BY THIS AGREEMENT. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE BORROWER MAY BE ABLE TO OBTAIN ON BORROWER’S OWN.

3 Lender is reviewing insurance information.

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10.06 Collateral.

Borrower shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted, and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained in all material respects. Subject to the limitations on inspection rights set forth in Section 10.04, Borrower shall permit Lender to examine any of the Collateral at any time and wherever the Collateral may be located and, Borrower shall, promptly upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment including certificates of title and applications of title. Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

10.07 Use of Proceeds.

All monies and other property obtained by Borrower from Lender pursuant to this Agreement shall be used solely for business purposes of Borrower.

10.08 Taxes.

Borrower shall file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (a) the amount so contested is shown on Borrower’s financial statements; (b) Borrower keeps on deposit with Lender (such deposit to be held without interest) or a reserve is maintained against Borrower’s availability to borrow money under Section 2.01, in either case, in an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (c) if Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

10.09 Intellectual Property.

Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it unless the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

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10.10 Checking Accounts and Cash Management Services.

Borrower shall maintain its general checking/controlled disbursement account with Lender or another bank acceptable to Lender. If Borrower maintains its general checking/controlled disbursement account with Lender, (a) normal charges shall be assessed thereon, (b) although no compensating balance is required, Borrower must keep monthly balances in order to merit earnings credits which will cover Lender’s service charges for demand deposit account activities, and (c) Borrower shall enter into agreements with Lender for standard cash management services. Borrower shall be responsible for all normal charges assessed thereon. All of Borrower’s bank accounts are set forth on Schedule 9.02. Borrower will not open any other bank account unless (i) Borrower provides written notice to Lender at least thirty (30) days prior to opening such account and (ii) the bank at which such account is located executes such documents as are necessary to give Lender a first priority, perfected security interest in such account. On or before the date which is 45 days after the Closing Date, Borrower shall close each of its bank accounts with PNC Bank; provided, however, prior to the closing of such PNC Bank accounts, Borrower shall (1) provide periodic screen shots of such accounts (not less than weekly) of amounts set forth therein and (2) transfer all amounts in such accounts to Lender on a periodic basis (not less than weekly).4

10.11 Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control.

As required by federal law and the Lender’s policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services and Borrower agrees to provide such information that will allow Lender to identify each Loan Party in accordance with the Patriot Act or Anti-Money Laundering Laws. In addition, and without limiting the foregoing sentence, Borrower shall (a) ensure, and cause each of its Subsidiaries to ensure, that no Person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each of its Subsidiaries to comply, with all applicable Anti-Money Laundering Laws.

10.12 Compliance with Beneficial Ownership Regulation.

Borrower shall (a) notify Lender of any change in the information in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (b) promptly upon the reasonable request of Lender, provide Lender any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

4 We will need confirmation from Crestmark that all remittances received post-closing will be sent to Fifth Third.

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10.13 Post-Closing Deliveries.

As promptly as practicable, and in any event within the time periods specified in Schedule 10.13 or such later date as Lender reasonably agrees to in writing, Borrower shall deliver the documents or take the actions specified on Schedule 10.13, in each case reasonably acceptable to Lender.

10.14 Additional Subsidiaries.

(a) Within 30 days after the formation or acquisition of any new subsidiary (“New Subsidiary”), each Loan Party will cause such New Subsidiary to become a Loan Party as a Borrower or Guarantor (as selected by Lender) by executing a joinder agreement in form satisfactory to Lender. In connection therewith, Lender shall have received all documentation and other information regarding such New Subsidiary as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act. Upon execution and delivery thereof, such New Subsidiary (i) shall automatically become a Guarantor or Borrower hereunder, as specified in the applicable joinder agreement, and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to Lender in all personal property of such New Subsidiary which constitutes Collateral.

(b) Each Loan Party will cause 100% of the issued and outstanding Equity Interests of each such New Subsidiary to be subject at all times to a first priority, perfected Lien in favor of Lender pursuant to the terms and conditions of the Loan Documents or other security documents as Lender shall reasonably request.

(c) Without limiting the foregoing, each Loan Party will, and will cause such New Subsidiary to, execute and deliver, or cause to be executed and delivered, to Lender such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries), which Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Loan Documents, all in form and substance reasonably satisfactory to Lender and all at the expense of the Loan Parties.

11. NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations (other than contingent indemnification obligations for which no claim has been made) and termination of this Agreement, unless Borrower obtains Lender’s prior written consent waiving or modifying any of Borrower’s covenants hereunder in any specific instance, Borrower agrees as follows:

11.01 Dispositions.

Borrower shall not make any Disposition or enter into any agreement to make any Disposition, except: (a) Dispositions of Inventory in the ordinary course of business; (b) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business; and (c) Dispositions that result from a casualty or condemnation in respect of such property or assets and is not otherwise an Event of Default so long as all proceeds thereof are applied in accordance with Section 2.07(f).

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11.02 Indebtedness.

Borrower shall not create, incur, assume or become obligated (directly or indirectly), for any loans or other Indebtedness other than the Obligations, except that Borrower may (a) borrow money from a Person other than Lender on an unsecured and subordinated basis so long as a subordination agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender prior to any borrowing of money by Borrower; (b) incur Hedging Obligations in favor of Lender or any affiliate of Fifth Third Bancorp; (c) maintain its present Indebtedness listed on Schedule 9.14; (d) incur unsecured indebtedness to trade creditors in the ordinary course of business; and (e) incur purchase money indebtedness or capitalized lease obligations not to exceed $400,000 in the aggregate at any time; (f) guarantee Indebtedness otherwise permitted under this Agreement of any wholly-owned Subsidiary; (g) if constituting Indebtedness, incur obligations in connection with matching 401(k) contributions in the ordinary course of its business; (h) incur Indebtedness secured by Permitted Liens; (i) incur Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations; (j) incur obligations under incentive, non-compete, consulting, deferred compensation or other similar arrangement; and (k) incur Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, custom bonds, financial assurances and completion guarantees and similar obligations in the ordinary course of business.

11.03 Liens.

Borrower shall not grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

11.04 Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

Borrower shall not (a) form any Subsidiaries except as permitted by Section 11.14; (b) enter into any merger or consolidation; (c) change the state of Borrower’s organization or enter into any transaction which has the effect of changing Borrower’s state of organization; (d) modify its organizational documents in a manner adverse to Lender; (e) if Borrower is a limited liability company, divide into multiple limited liability companies; (f) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business; (g) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person except as permitted by Section 11.14; (h) enter into any joint ventures or partnerships with any other Person except as permitted by Section 11.14; or (i) enter into any other transaction outside the ordinary course of Borrower’s business, including any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest; provided, however, Borrower may enter any of such transactions in the ordinary course of business in connection with the granting of any routine and customary executive and employee compensation so long as such Transactions are funded with Equity Proceeds; provided, further, that nothing in this Agreement limits Borrower’s right and ability to issue shares of its common stock, or securities convertible into shares of its common stock, whether in a private placement of its shares or in a registered issuance pursuant to a registration statement on Form S-1, S-3, S-4 or S-8 so long as such shares do not constitute Disqualified Equity Interests and so long as the proceeds of such issuances are not used in violation of any of the terms or provisions of this Agreement.

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11.05 Dividends and Distributions.

Borrower shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if Borrower is a corporation) or on account of any equity interest in Borrower (if Borrower is a partnership, limited liability company or other type of entity); provided, however, (a) so long as Borrower is a “pass-through” tax entity for United States federal income tax purposes, provided no Default Period is in effect, and after first providing such supporting documentation as the Lender may request (including the personal state and federal tax returns (and all schedules thereto) of each Owner) net of any prior year loss carry-forward, Borrower may pay Pass-Through Tax Liabilities, (b) Borrower may pay stock dividends in connection with the granting of any routine and customary executive and employee compensation and (c) Borrower may pay additional dividends and/or distributions to shareholders and/or executives/employees (the “Additional Dividends”) so long as (i) no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to the payment of such Additional Dividend, (ii) immediately after giving effect to the payment of such Additional Dividend, the Borrower shall have Excess Availability calculated on a pro forma basis after giving effect to such Additional Dividend of not less than $2,000,000, (iii) immediately after giving effect to such Additional Dividend, a Fixed Charge Coverage for the applicable calculation period calculated on a pro forma basis after giving effect to such Additional Dividend, of not less than 1.05 to 1.00 and (iv) Borrower shall have delivered to Lender a certificate in form and substance reasonably satisfactory to Lender certifying as to the items described in (ii) and (iii) above and attaching calculations for items (ii) and (iii) above.

11.06 Investments; Loans.

Borrower shall not purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than (a) direct obligations of the United States, (b) Hedging Agreements with Lender, and (c) obligations insured by the Federal Deposit Insurance Corporation and obligations unconditionally guaranteed by the United States; nor shall Borrower lend or otherwise advance funds to any Person except for advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business and loans to employees not exceeding $100,000 in the aggregate outstanding for all Persons at any one time.

11.07 Fundamental Changes, Line of Business.

Borrower shall not amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from Borrower’s current business unless (a) such actions would not have a Material Adverse Effect; (b) such actions would not affect the obligations of Borrower to Lender; (c) such actions would not affect the interpretation of any of the terms of the Loan Documents; and (d) Lender has received ten (10) days’ prior written notice of such amendment or change.

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11.08 Equipment.

Borrower shall not (a) permit any Equipment to become a Fixture to real property unless such real property is owned by Borrower and is subject to a mortgage in favor of Lender, or if such real estate is leased, is subject to a landlord’s agreement in favor of Lender on terms acceptable to Lender, or (b) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender.

11.09 Affiliate Transactions.

Except as set forth on Schedule 9.09, Borrower shall not conduct, permit or suffer to be conducted, transactions with Affiliates other than (a) transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate, (b) distributions to Affiliates which are made in the ordinary course of business consistent with historical practices and (c) repayment of Indebtedness to Affiliates on the Closing Date as agreed to by Lender.

11.10 Settling of Accounts.

Borrower shall not settle or adjust any Account other than in the ordinary course of business consistent with past practices; provided, however, (a) during any Default Period, no Account may be settled or adjusted and (b) no Account with respect to which the Account Debtor is an Affiliate of Borrower may be settled or adjusted.

11.11 Consulting and Management Fees.

(a) Borrower shall not pay in any Fiscal Year any consulting fees except fees to consultants who are not Affiliates of Borrower on an arm’s-length basis in the ordinary course of business.

(b) Borrower shall not pay any management fees to any Persons.

11.12 ERISA.

Except as disclosed to the Lender in writing prior to the date hereof, neither Borrower nor any ERISA Affiliate will (a) adopt, create, assume or become a party to any Pension Plan, (b) incur any obligation to contribute to any Multiemployer Plan, (c) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (d) amend any Plan in a manner that would materially increase its funding obligations.

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11.13 Use of Proceeds

Borrower shall not, and shall not permit any of its Subsidiaries to (a) directly or indirectly apply any part of the proceeds of any Loan to the purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System); (b) use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Person: (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, advisor, investor or otherwise); (c) use the proceeds of the Loans, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws; or (d) use the proceeds of the Loans in violation of any Anti-Terrorism Laws.

11.14 Permitted Acquisitions, Formation of Subsidiaries and Entry into Joint Ventures or Partnerships.

Notwithstanding the provisions contained in Sections 11.04(a), (g) and (h), Borrower may form or acquire any Subsidiary, enter into any joint venture or partnership with any other Person (a “JV/Partnership”) or make an Acquisition (each of the foregoing hereinafter being referred to as a “Transaction”) so long as the following conditions and covenants are satisfied in connection therewith:

(a) No Default or Event of Default exists immediately prior to or immediately after the consummation of any Transaction;

(b) Any funding of a Transaction including the funding of an Acquisition or the funding of any Subsidiary or JV/Partnership (whether any such funding is made upon its consummation or at any time thereafter) shall be made solely with Equity Proceeds;

(c) If the Transaction consists of the formation or acquisition of a Subsidiary, Loan Parties shall satisfy the conditions and covenants set forth in Section 10.14 with respect to such Subsidiary (provided, however, for the avoidance of doubt, such Subsidiary shall not be included as a co-borrower hereunder unless Lender has approved of such inclusion and Lender has had the opportunity to conduct field examinations and appraisals with respect to Accounts and Inventory of such Subsidiary that will be included in the Borrowing Base, the results of which shall be satisfactory to Lender in its sole discretion);

(d) If the Transaction is an Acquisition, the Acquisition shall constitute a Permitted Acquisition; and

(e) If the Transaction is the entry by Borrower into a JV/ Partnership, the terms and provisions regarding such entry into such JV/Partnership shall be reasonably satisfactory to Lender.

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12. FINANCIAL COVENANTS.

Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

12.01 Reserved.

12.02 Fixed Charge Coverage.

Borrower shall not permit Fixed Charge Coverage to be less than 1.05 to 1.00 as of the following calculation dates for the following calculation periods:

Calculation Date	Calculation Period
September 30, 2022	The six month period then ending

October 31, 2022	The seven month period then ending

November 30, 2022	The eight month period then ending

December 31, 2022	The nine month period then ending

January 31, 2023	The ten month period then ending

February 28, 2023	The eleven period then ending

March 31, 2023 and the last day of each month thereafter	The twelve month period then ending

For the avoidance of doubt, the payment of any Indebtedness on the Closing Date shall not be included in the calculation of the foregoing Fixed Charge Coverage Ratio.

13. DEFAULT AND REMEDIES.

13.01 Events of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default” by Borrower hereunder:

(a) Payment. The failure of any Loan Party to pay when due, declared due, or demanded by Lender, any of the Obligations; or

(b) Breach of Loan Documents. The failure of any Loan Party to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Loan Party under any of the Loan Documents; provided that any such failure by Borrower under Sections 10.02(a), 10.02(d), 10.02(e), 10.02(f), 10.03, and 10.09, of this Agreement shall not constitute an Event of Default hereunder until the 15th day following the occurrence thereof; or

(c) Breaches of Other Obligations. The failure of any Loan Party to perform, keep or observe (after any applicable notice and cure period) any of the covenants, conditions, promises, agreements or obligations of such Loan Party under any other agreement with any Person if such failure might have a Material Adverse Effect; or

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(d) Breach of Representations and Warranties. The making or furnishing by any Loan Party to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with the Loan Documents or in connection with any other agreement between such Loan Party and Lender, which is untrue or misleading in any material respect as of the date made; or

(e) Loss of Collateral. (i) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $250,000; (ii) a loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance is reasonably likely to have a Material Adverse Effect; or (iii) any material Collateral or property or assets of a Loan Party is taken or impaired through condemnation; or

(f) Levy, Seizure or Attachment. Any writ or warrant of attachment or execution or similar process is issued or levied against any of the Collateral having a value in excess of $250,000; or

(g) Bankruptcy or Similar Proceedings. The commencement of any proceedings in bankruptcy by or against any Loan Party or for the liquidation or reorganization of any Loan Party, or alleging that such Loan Party is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Loan Party’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Loan Party and if against such Loan Party, such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(h) Appointment of Receiver. The appointment of a receiver or trustee for any Loan Party, for any of the Collateral or for any substantial part of any Loan Party’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Loan Party which is a corporation, limited liability company or a partnership; or

(i) Judgment. The entry of any judgments or orders aggregating in excess of $250,000 against any Loan Party which remains unsatisfied or undischarged and in effect for 30 days after such entry without a stay of enforcement or execution; or

(j) Dissolution of Loan Party. The dissolution of any Loan Party which is a partnership, limited liability company, corporation or other entity; or

(k) Death of Loan Party. The death of any Loan Party who is a natural Person; or

(l) Default or Revocation of Guaranty. The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Obligations or has granted Lender a security interest in or lien upon some or all of such Person’s real and/or personal property to secure the payment of all or any of the Obligations; or

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(m) Criminal Proceedings. The institution in any court of a criminal proceeding against any Loan Party which would have a Material Adverse Effect, or the indictment of any Loan Party for any crime other than traffic and boating tickets and misdemeanors not punishable by jail terms; or

(n) Change of Control. A Change of Control shall occur; or

(o) Material Adverse Change. A Material Adverse Effect shall occur, as determined by Lender in its sole judgment or the occurrence of any event which, in Lender’s sole judgment, could have a Material Adverse Effect; or

(p) Other Indebtedness. Default shall be made by any Borrower (in its capacity as borrower, guarantor or otherwise) in any Indebtedness (other than the Loans) which could reasonably be expected to have a Material Adverse Effect.

13.02 Remedies.

(a) Upon the occurrence of an Event of Default described in Section 13.01(g), all of the Obligations shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Obligations may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

(b) During a Default Period, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in the Loan Documents and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, (i) suspend, terminate or limit any further loans or other extensions of credit under this Agreement and the other Loan Documents, and/or (ii) take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrower’s premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrower’s premises without cost to Lender. At Lender’s request, Borrower shall, at Borrower’s expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Obligations under the Loan Documents, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least 10 days prior to such disposition and such notice shall (i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including legal expenses and reasonable attorneys’ fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Obligations, and in such order of application, as Lender may from time to time elect.

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(c) Without limiting the rights of Lender under applicable law, Lender has a right of set-off, a lien against and a security interest in all property of Borrower now or at any time in Lender’s or any affiliate of Lender’s possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account, as security for all Obligations. At any time and from time to time following the occurrence of an Event of Default, or event which, with the passage of time, the giving of notice or both would become an Event of Default, Lender may without notice or demand, set-off and apply or cause to be set-off or otherwise applied any and all deposits at any time held and other indebtedness at any time owing by Lender or any affiliate of Lender to or for the credit of any one or more of Borrower against the Obligations.

(d) Lender shall have the right, but not the obligation, to continue to extend the Revolving Loans during any Default Period without waiving any Event of Default or the default remedies of Lender and on such terms and conditions as Lender elects in its sole and absolute discretion. Without limitation to any of its default rights and remedies, Lender may elect to continue to make the Revolving Loans with such a reduced Maximum Revolving Loan Limit and with such reductions in the percentages set forth in the definition of Borrowing Base as Lender determines to be in the interest of Lender.

(e) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the other Loan Documents, or otherwise available at law or in equity, upon or at any time during a Default Period or after the occurrence and during the continuance of any event which with the giving of notice or the passage of time, or both, would become an Event of Default, Lender may, in its sole and absolute discretion, (i) withhold or cease making Loans or issuing Letters of Credit, (ii) commence accruing interest on the Loans at a rate up to the Default Rate or (iii) decrease the Maximum Revolving Loan Limit and/or the rates of advance under the Borrowing Base.

13.03 License to Use Intellectual Property.

Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license of sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of the Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Loan Party’s rights and interests under Intellectual Property shall inure to the Lender’s benefit.

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13.04 Commercially Reasonable Sales.

To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to decline to provide credit to any potential purchaser of the Collateral in connection with Lender’s disposition of the Collateral, (k) to disclaim disposition warranties, (l) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (m) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would fulfill Lender’s duties under the UCC in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

14. CONDITIONS PRECEDENT.

14.01 Conditions Precedent to Initial Loans.

The Lender’s obligation to make the initial Credit Extension is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

(a) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing delivery list attached as Schedule 14.01-A in each case properly executed by the appropriate party and in form and substance satisfactory to the Lender;

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(b) Since February 28, 2022, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by Lender in its sole discretion;

(c) Lender shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person in connection herewith, on or before disbursement of the initial Credit Extensions;

(d) Reserved;

(e) As shown on Schedule 14.01-B, Lender shall have determined that immediately after giving effect to (i) the initial Credit Extensions, if any, requested to be made on the date hereof, (ii) the payment of all fees due upon such date and (iii) the payment or reimbursement by Borrower of Lender for all closing costs and expenses incurred in connection with the transactions contemplated hereby, Borrower has Excess Availability as of the Closing Date of not less than $2,000,000; and

(f) The Loan Parties shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

14.02 Conditions Precedent to All Loans.

The Lender’s obligation to make each Credit Extension shall be subject to the further conditions precedent that:

(a) the representations and warranties contained in Section 9 are correct on and as of the date of such Credit Extension as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(b) no Default or Event of Default has occurred and is continuing.

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15. GENERAL PROVISIONS.

15.01 Indemnification.

Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or Subsidiary of Lender, and each of their respective shareholders, members, officers, directors, managers, employees, attorneys and agents (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Obligations of Borrower and be secured by the Collateral. The provisions of this Section 15.01 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

15.02 Notice.

All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by email, or delivered in person, to the address or email address specified for Lender or Borrower, as applicable, on Schedule 15.02. Borrower agrees that notices and other communications to it hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Lender and such electronic communication shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by the Loan Documents. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

15.03 Governing Law; Construction; Forum Selection.

(a) THE LOAN DOCUMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

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(b) To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THE LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

15.04 Modification and Benefit of Agreement.

The Loan Documents may not be modified, altered or amended except by an agreement in writing signed by Borrower or such other Person who is a party to such Loan Document and Lender. Borrower may not sell, assign or transfer the Loan Documents or any portion thereof, including Borrower’s rights, titles, interest, remedies, powers or duties hereunder and thereunder. Borrower hereby consents to Lender’s sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of the Loan Documents or of any portion thereof, or participations therein, including Lender’s rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

15.05 Headings of Subdivisions.

The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

15.06 Power of Attorney.

Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Obligations are satisfied and paid in full and this Agreement is terminated.

15.07 Confidentiality.

Lender hereby agrees to use commercially reasonable efforts to assure that any and all information relating to Borrower which is (a) furnished by Borrower to Lender (or to any affiliate of Lender); and (b) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrower may be distributed by Lender or such affiliate to Lender’s or such affiliate’s directors, managers, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party. In addition such information and other credit information may be distributed by Lender to potential participants or assignees of any portion of the Obligations, provided, that such potential participant or assignee agrees to follow the confidentiality requirements set forth herein. Borrower and Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, Borrower hereby consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

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15.08 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) The Loan Documents and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement or any of the Loan Documents by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents will be deemed to include electronic signatures or electronic records, each of which will be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois Electronic Commerce Security Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

15.09 WAIVER OF JURY TRIAL; OTHER WAIVERS.

(a) BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THE LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

(c) Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Obligations, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to Borrower, including any Deposit Account at Lender or such affiliate.

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(d) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL, PROVIDED THAT IN THE EVENT THAT LENDER SEEKS TO ENFORCE ITS RIGHTS HEREUNDER BY JUDICIAL PROCESS OR SELF HELP, LENDER SHALL PROVIDE BORROWER WITH SUCH NOTICES AS ARE REQUIRED BY LAW.

(e) Lender’s failure, at any time or times hereafter, to require strict performance by Borrower of any provision of the Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under any Loan Document shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in the Loan Documents and no Event of Default under this Agreement or default under any of the other Loan Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrower specifying such suspension or waiver.

16. MULTIPLE BORROWERS

16.01 Borrowing Agent.

Each Borrower hereby irrevocably appoints SMCI as “Borrowing Agent” and grants Borrowing Agent a power of attorney coupled with interest which is irrevocable without the prior written consent of the Lender. Because the operations and business activities of the Borrowers are highly integrated and interdependent, at any particular time it is impractical to determine which of the Borrowers will directly receive the proceeds of a Loan. Each of the Borrowers hereby directs Lender to disburse the proceeds of each Loan to or at the direction of the Borrowing Agent, with such directions to be subject to approval of Lender in its discretion, and such distribution will, in all circumstances, be deemed to be made to each of the Borrowers. From time to time, Borrowing Agent shall further distribute the proceeds of Loans to a particular Borrower or Borrowers, jointly and severally, and each Borrower represents and warrants that the subsequent receipt and use of such proceeds by any particular Borrower inures to the economic benefit directly and indirectly of all other Borrowers. For so long as the Obligations remain outstanding and any commitment to make Revolving Loans is in effect, each Borrower hereby covenants and agrees, and hereby grants to the Borrowing Agent an absolute and irrevocable power of attorney coupled with interest, and irrevocably designates, appoints, authorizes and directs the Borrowing Agent to (a) certify Borrowing Base Certificates and financial statements and other reports of the Borrowers, (b) request Loans and execute and deliver written requests for Loans, (c) make any other deliveries required to be delivered periodically hereunder to Lender, (d) request waivers, amendments or other accommodations under the Loan Documents, and (e) otherwise take all other actions otherwise contemplated by this Section, and to act on behalf of such Borrower for purposes of giving and receiving notices and certifications under this Agreement or any other Loan Document. Lender is entitled to rely and act on the instructions and certifications of the Borrowing Agent. Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any Borrower by the Borrowing Agent shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if made directly by such Borrower and Lender shall be entitled to rely thereon. Lender may give any notice to or communication with a Borrower to Borrowing Agent on behalf of such Borrower.

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16.02 Joint and Several Liability.

Each Borrower agrees that it is jointly and severally liable for all Obligations and all agreements under the Loan Documents. Each Borrower agrees its obligations under the Loan Documents shall be unconditional, irrespective of (a) the absence of any attempt to collect a Borrower’s Obligations from any Borrower or any guarantor or other action to enforce the same; (b) the waiver or consent by Lender with respect to any provision of any instrument evidencing Borrowers’ Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Lender; (c) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers’ Obligations; (d) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Lender’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (e) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender’s claim(s) for repayment of any of Borrowers’ Obligations; or (g) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

16.03 Savings Clause.

Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Obligations of Borrowers and the liens and security interests granted by Borrowers to secure the Obligations, not constitute a Fraudulent Conveyance (as defined below). Consequently, Lender and Borrowers agree that if the Obligations of a Borrower, or any liens or security interests granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Obligations of such Borrower and the liens and security interests securing such Obligations shall be valid and enforceable only to the maximum extent that would not cause such Obligations or such lien or security interest to constitute a Fraudulent Conveyance, and the Obligations of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. § 101, et seq.), as amended (the “Bankruptcy Code”) or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

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16.04 Financial Information.

Each Borrower assumes responsibility for keeping itself informed of the financial condition of the each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower’s Obligations and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Obligations and each Borrower agrees that Lender shall not have any duty to advise such Borrower of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Lender, in its Permitted Discretion, undertakes at any time or from time to time to provide any such information to a Borrower, Lender shall not be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

16.05 Joint Enterprise.

Each Borrower has requested that Lender make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. The Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. The Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the Loans, all to their mutual advantage. Borrowers acknowledge that Lender’s willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

16.06 Subordination.

Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Borrower, howsoever arising, to the full payment in cash of all Obligations and termination of this Agreement.

16.07 Waivers.

Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Lender to marshal assets or to proceed against any Borrower, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than full payment of all Obligations. The provisions of this Article are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lender would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Article is necessary to the conduct and promotion of its business, and can be expected to benefit such business. Each Borrower expressly waives the right to exercise any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement or repayment in full of the Obligations.

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16.08 Remedies.

Lender may, in its discretion, pursue such rights and remedies as it deems appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Article. If, in taking any action in connection with the exercise of any rights or remedies, Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that such Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as non-judicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Lender may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Article, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale. Lender has the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on such Borrower. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Borrower’s Obligations as Lender shall determine in its Permitted Discretion without affecting the validity or enforceability of the Obligations of the other Borrowers.

16.09 Keepwell.

Each Borrower that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Borrower that is not a Qualified ECP with respect to such Swap Obligation as may be needed by such Borrower that is not a Qualified ECP from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Article voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until payment in full of the Obligations. Each Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Borrower for all purposes of the Commodity Exchange Act. As used in this Agreement, “Qualified ECP” means any Borrower with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[signature pages to follow]

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The parties have duly executed this Agreement as of the date first written above.

Borrower:

THE SINGING MACHINE COMPANY, INC.

By:	/s/ Gary Atkinson
Name:	Gary Atkinson
Title:	CEO

SMC LOGISTICS, INC.

By:	/s/ Gary Atkinson
Name:	Gary Atkinson
Title:	CEO

Lender:

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ David L. Enghauser
Name:	David L. Enghauser
Title:	Vice President

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

Compliance Certificate

To:	Fifth Third Bank, National Association
Date:	_______, 20_____
Subject:	[BORROWER NAME]

Financial Statements

In accordance with our Credit and Security Agreement dated as of October 14, 2022, as amended, modified, extended, renewed, supplemented or restated (the “Credit Agreement”), attached are the financial statements of The Singing Machine Company, Inc. and SMC Logistics, Inc. (the “Borrower”) of and for the [month] [fiscal quarter] ended ____________ ____, 20 (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”) required to be delivered pursuant to Section 7.03 of the Credit Agreement. All terms used in this certificate have the meanings given in the Credit Agreement.

Borrower certifies that the Current Financials have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition of Borrower as of the date thereof, subject in the case of unaudited statements to changes resulting from audit and normal year-end adjustment.

Defaults. (Check one):

Borrower further certifies that:

☐ Except as previously reported in writing to the Lender, there exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

☐ There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

Representations and Warranties:

Borrower further certifies that each of the representations and warranties made by Borrower, any Subsidiary and/or any Owner of Borrower in the Credit Agreement and/or in any other Loan Document are true and correct in all material respects on and as of the date of this Compliance Certificate as if made on and as of the date of this Compliance Certificate (and for purposes of this Compliance Certificate, the representations and warranties made by Borrower in Section 9.01 of the Credit Agreement shall be deemed to refer to the financial statements of Borrower delivered to the Lender with this Compliance Certificate).

Financial Covenants. Borrower further certifies as follows:

1. Minimum Fixed Charge Coverage. Pursuant to Section 12.02 of the Credit Agreement, as of the Reporting Date, Borrower’s Fixed Charge Coverage was _____ to 1.00 which ☐ satisfies ☐ does not satisfy the requirement that such ratio be no less than [____ to 1.00 on the Reporting Date.].

2. Capital Expenditures. Pursuant to Section 12.06 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, Borrower and its Subsidiaries have expended or contracted to expend during the [_fiscal_] year ended [_______________, 200___,_] for Capital Expenditures, [_$___________________] in the aggregate and at most [_$_______________] in any one transaction, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed [_$__________ _]in the aggregate and [_$___________ _]for any one transaction during such year.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP, subject to normal year-end adjustments and absence of footnotes.

THE SINGING MACHINE COMPANY, INC.

By
Name:
Title:

SMC LOGISTICS, INC.

By:
Name:
Title: